Exhibit 10.3
Sterling Chemicals, Inc.
Seventh Amended and Restated
Savings and Investment Plan
Dated as of July 17, 2006

Sterling Chemicals, Inc.
Seventh Amended and Restated
Savings and Investment Plan

Exhibits
Exhibit A — Investment Funds

-v-

Sterling Chemicals, Inc.
Seventh Amended and Restated
Savings and Investment Plan
Preliminary Statements
A.	Sterling Chemicals, Inc. (the “Corporation”) established the Sterling Chemicals, Inc. Savings and Investment Plan (the “Original Plan”) effective as of August 1, 1986, in recognition of the contributions of its employees to the operation of the Corporation.

B.	The Corporation has heretofore amended, and amended and restated, the Original Plan from time to time (as amended immediately prior to the date hereof, the “Existing Plan”).

C.	In connection with the acquisition of certain assets from Cytec Industries Inc. and certain of its affiliates (collectively, “Cytec”) on January 31, 1997, the Corporation assumed the sponsorship of a plan created by the spin-off of the accounts of those participants under the Cytec Employees Savings and Profit Sharing Plan (the “Cytec Plan”) who became employees of Sterling Fibers, Inc., a Delaware corporation and a wholly-owned subsidiary of the Corporation, and such plan was merged into the Existing Plan, as constituted on January 31, 1997.

D.	The Corporation desires to amend the Existing Plan in certain respects and restate the Existing Plan as so amended in its entirety.
          Now, Therefore, the Corporation hereby amends and restates the Existing Plan, effective as of July 17, 2006, to read in its entirety as follows:
Article I
Purpose and Effect of Plan; Definitions and Interpretation
          Section 1.01. Purpose. This Plan is maintained by the Corporation and certain of its Affiliates to provide benefits for Eligible Employees and shall be administered for the exclusive benefit of the Participants and their Beneficiaries.
          Section 1.02. Effect of Amendment and Restatement. The Existing Plan is hereby amended and completely restated as set forth herein and all rights and benefits under this Plan shall hereafter be determined under the terms and provisions hereof; provided, however, that the amendment and restatement of the Existing Plan effected hereby shall not operate or be construed to deprive any Participant of any “protected benefit” (within the meaning of Section 411(d)(6) of the Code and the Regulations thereunder) that he or she may have had under the Existing Plan as in effect immediately prior to this amendment and restatement. Further, this amendment and restatement shall not operate or be construed to confer on or provide for any

Participant whose employment terminated for any reason prior to the Effective Date any additional or different rights or benefits than those to which he or she may have been entitled under the Existing Plan as in effect at the time his or her employment terminated, except as otherwise specifically provided herein or required by Law.
          Section 1.03. Certain Defined Terms. Capitalized terms used in this Plan shall have the following respective meanings, except as otherwise provided herein or as the context shall otherwise require:
    “60% Test” has the meaning specified in Section 17.01(a)(i).
    “414(s) Compensation” means, with respect to any Participant for any Plan Year, such Participant’s “compensation” (within the meaning of Section 414(s) of the Code and the Regulations), as limited by Section 401(a)(17) of the Code and any other applicable limits.
    “415 Compensation” means, with respect to any Participant for any Limitation Year, the “total compensation” (as defined in Section 415(c)(3) of the Code) actually paid to such Participant by the Employers during such Limitation Year plus any amounts that the Employers contributed on behalf of such Participant during such Limitation Year under any salary reduction arrangement which are excludable from gross income under Sections 402(e)(3), 402(h)(1)(B), 403(b) or 125 of the Code and, effective January 1, 2001, amounts which are not includable in the gross income of the employee by reason of Section 1232(f)(4) of the Code; provided, however, that 415 Compensation in excess of the greater of $150,000 and the amount specified by the Secretary of the Treasury in accordance with Section 401(a)(17) of the Code (prorated for any Plan Year of less than 12 months) shall be disregarded.
    “Accounts” means, with respect to any Participant, such Participant’s After-Tax Matched Contributions Account, After-Tax Supplemental Contributions Account, Cytec Accounts, Employer Matching Contributions Account, Historical Employer Matching Contributions Account, Pre-Tax Matched Contributions Account, Pre-Tax Supplemental Contributions Account or Rollover Account.
    “Accounting Dates” means each day that the New York Stock Exchange is open for trading.
    “Actual Contribution Percentage” means, with respect to any person or group as of any date of determination, the Actual Contribution Percentage for the relevant person or group at such time, as determined in accordance with Sections 4.03 and 4.04.
    “Actual Contribution Ratio” means, with respect to any Highly Compensated Participant for any Plan Year, the ratio of (i) such Highly Compensated Participant’s Actual Contribution Percentage to (ii) the greater of:

(A)	1.25 times the Actual Contribution Percentage for the Non-Highly Compensated Participant group for the immediately preceding Plan Year; and

(B)	the lesser of (x) 2.0 times the Actual Contribution Percentage for the Non-Highly Compensated Participant group for the immediately preceding Plan Year and (y) the Actual Contribution Percentage for the Non-Highly Compensated Participant group for the immediately preceding Plan Year plus two percentage points.
     “Actual Deferral Percentage” means, with respect to the Highly Compensated Participant group and the Non-Highly Compensated Participant group for any Plan Year, the Actual Deferral Percentage for such group for such Plan Year, as determined in accordance with Sections 5.07 and 5.08.
     “Actual Deferral Ratio” means, with respect to any Employee for any Plan Year, the ratio of (i) the amount of Pre-Tax Contributions allocated to such Employee’s Pre-Tax Contributions Accounts (unreduced by distributions made pursuant to Section 5.03) for such Plan Year to (ii) such Employee’s 414(s) Compensation for such Plan Year.
     “Adjudication of Bankruptcy” has the meaning specified in Section 12.15.
     “Affiliate” means (i) any corporation that is a member of a “controlled group of corporations” (as defined in Section 414(b) of the Code) that include the Corporation, (ii) any trade or business (whether or not incorporated) that is under “common control” (as defined in Section 414(c) of the Code) with the Corporation, (iii) any organization (whether or not incorporated) that is a member of an “affiliated service group” (as defined in Section 414(m) of the Code) that includes the Corporation and (iv) any other entity required to be aggregated with the Corporation pursuant to the Regulations under Section 414(o) of the Code.
     “After-Tax Contributions” means After-Tax Matched Contributions and After-Tax Supplemental Contributions.
     “After-Tax Contributions Accounts” means, with respect to any Participant, such Participant’s After-Tax Matched Contributions Account and After-Tax Supplemental Contributions Account.
     “After-Tax Matched Contributions” has the meaning specified in Section 6.02.
     “After-Tax Matched Contributions Account” has the meaning specified in Section 8.01(c).
     “After-Tax Supplemental Contributions” has the meaning specified in Section 6.02.
     “After-Tax Supplemental Contributions Account” has the meaning specified in Section 8.01(d).

     “Aggregate Excess Contributions” means, for any Plan Year:
(i)	with respect to any Highly Compensated Participant, the amount of Aggregate Excess Contributions for such Highly Compensated Participant for such Plan Year, as determined pursuant to Section 4.03(d); and

(ii)	with respect to the Highly Compensated Participant group, the amount by which (A) the aggregate amount of Employer contributions, After-Tax Contributions, Excess Contributions recharacterized as After-Tax Contributions and any Qualified Non-Elective Contributions or Elective Deferrals taken into account on behalf of all Highly Compensated Participants for such Plan Year exceeds (B) the maximum amount of such contributions permitted under the limitations of Section 4.03(a).
     “Annual Additions” means, with respect to any Participant for any Limitation Year, the amount of Annual Additions for such Participant for such Limitation Year, as determined in accordance with Article VII.
     “Beneficiaries” means the persons, trusts, estates or other entities to whom a deceased Participant’s benefits under this Plan are payable.
     “Code” means the Internal Revenue Code of 1986, as amended from time to time.
     “Committee” means the committee established under Article XIII of this Plan.
     “Company Stock” means the common stock, par value $0.01 per share, of Sterling Chemicals Holdings, Inc. (or its successor).
     “Company Stock Fund” has the meaning specified in Section 9.04.
     “Corporation” has the meaning specified in the Preliminary Statements hereof.
     “Correcting Contribution” has the meaning specified in Section 4.02(c).
     “Cytec” has the meaning specified in the Preliminary Statements hereof.
     “Cytec Accounts” has the meaning specified in Section 8.08.
     “Cytec Employees” has the meaning specified in Section 2.02(j).
     “Cytec Plan” has the meaning specified in the Preliminary Statements hereof.
     “Deferred Compensation” means, with respect to any Participant, the amount of such Participant’s total Eligible Earnings which has been contributed to this Plan in accordance with such Participant’s deferral election.

     “Direct Rollover” has the meaning specified in Section 10.07(d).
     “Distributee” has the meaning specified in Section 10.07(c).
     “Effective Date” means July 17, 2006.
     “Elective Deferral” has the meaning specified in Regulation 1.402(g)-I(b).
     “Eligible Earnings” means, with respect to any Participant for any applicable period, such Participant’s cash compensation paid for services rendered to the Employers, including any elective salary reduction pursuant to Sections 401(k) and 129 of the Code, but only to the extent that such cash compensation does not exceed straight time pay plus overtime plus shift differential, exclusive of all other forms of premium pay; provided, however, that notwithstanding any other provision of this Plan to the contrary, (i) for Plan Years beginning on or after January 1, 1997, the annual Eligible Earnings of each Participant taken into account under this Plan shall not exceed $160,000, as adjusted for increases in the cost of living in accordance with Section 401(a)(17) of the Code, (ii) the cost of living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which Eligible Earnings is determined beginning in such calendar year and (iii) if a determination period consists of fewer than 12 months, the annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.
     “Eligible Matched Earnings” means, with respect to any Participant for any applicable period, such Participant’s cash compensation paid for services rendered to the Employers, including any elective salary reduction pursuant to Sections 401(k) and 129 of the Code, but only to the extent that such cash compensation does not exceed straight time pay, exclusive of all other forms of premium pay.
     “Eligible Employee” means an Employee who is not (i) a member of a collective bargaining unit, unless the bargaining agreement with the relevant Employer provides for his coverage, (ii) regularly scheduled to work outside the United States or (iii) a leased employee. A “leased employee” is any person (other than an employee of the recipient) who pursuant to an agreement between the recipient and any other person (a “leasing organization”) has performed services for the recipient (or for the recipient and related persons determined in accordance with Section 414(n)(6) of the Code) on a substantially full time basis for a period of at least one year, and such services are performed under primary direction or control by the recipient.
     “Eligible Rollover Distribution” has the meaning specified in Section 10.07(a).
     “Eligible Retirement Plan” has the meaning specified in Section 10.07(b).
     “Employee” means a person who is a common law employee of the Corporation or any Affiliate.

     “Employer Matching Contributions” means any contributions made by any Employer to an Employer Matching Contributions Account pursuant to Section 4.02.
     “Employer Matching Contributions Account” has the meaning specified in Section 8.07.
     “Employers” means the Corporation, Sterling Pulp Chemicals, Inc., Sterling Pulp Chemicals US, Inc., Sterling Fibers, Inc. and any other Affiliate which adopts this Plan.
     “ERISA” means Public Law 93-406, the Employee Retirement Income Security Act of 1974, as amended from time to time, or any comparable section or sections of future legislation that amends, supplements or supersedes any applicable provisions of ERISA or any other applicable regulations or court decisions thereunder.
     “Excess Contributions” means, with respect to any Highly Compensated Participant for any Plan Year, the amount of Excess Contributions for such Highly Compensated Participant for such Plan Year, as determined pursuant to Section 5.08(a).
     “Existing Plan” has the meaning specified in the Preliminary Statements hereof.
     “Extended Group” means all Affiliates and any other company, trade or business which would be included in the definition of Affiliate pursuant to Section 415(h) of the Code.
     “Five Percent Owner” means any person who owns (or is considered as owning within the meaning of Section 318 of the Code) more than 5% of the outstanding stock of an employer or stock possessing more than 5% of the total combined voting power of all stock of an employer or, in the case of an unincorporated business, any person who owns more than 1% of the capital or profits interest in an employer; provided, however, that in determining percentage ownership hereunder, employers that would otherwise be aggregated under Sections 414(b), (c), (m) and (o) of the Code shall be treated as separate employers.
     “Five Year Break in Service” means five or more consecutive One Year Breaks in Service.
     “Forfeiture” has the meaning specified in Section 10.06(a).
     “Highly Compensated Employee” means, as of the date of determination, any Employee or former Employee who is a “highly compensated employee” (as defined in Section 414(q) of the Code and the Regulations thereunder), including any Employee or former Employee that:
(i)	was at any time during the year of determination or the preceding year a Five Percent Owner of the Employer; or

(ii)	for the preceding year:
(A)	received 415 Compensation (as adjusted) from the Employer in excess of $80,000; and

(B)	was in the group consisting of the top 20% of Employees when ranked on the basis of 415 Compensation during such year.
     “Highly Compensated Participant” means any Highly Compensated Employee who is eligible to participate in this Plan.
     “Historical Employer Matching Contributions Account” means, with respect to any Participant, such Participant’s Employer Matching Contributions Account in effect immediately prior to the amendment and restatement of the Existing Plan effected by this Plan.
     “Investment Funds” has the meaning specified in Section 9.01(a).
     “Hour of Service” has the meaning specified in Section 2.02(b).
     “Key Employee” has the meaning specified in Section 17.06.
     “Laws” means all laws, statutes, rules, regulations, ordinances, orders, writs, injunctions or decrees and other pronouncements having the effect of law of any governmental authority.
     “Layoff” means, with respect to any Participant, a layoff of such Participant from employment with an Employer or Affiliate.
     “Limitation Year” means the “limitation year” for purposes of Section 415 of the Code, which shall be a calendar year; provided, however, that for periods prior to January 1, 1996, the Limitation Year was a period of 12 months ending each September 30, with the period commencing October 1, 1995 and ending December 31, 1995 being a short Limitation Year.
     “Loan Account” has the meaning specified in Section 12.12.
     “Loan Fund” has the meaning specified in Section 9.01(b).
     “Long Term Disability” means, with respect to any Participant, that such Participant qualifies for long term disability benefits under a long term disability income plan of an Employer or an Affiliate or if the Committee determines that such Participant is unable to engage in any occupation or employment for remuneration or profit by reason of a bodily injury or disease which has existed for six continuous months and which disability the Committee presumes in its judgment will be permanent during the remainder of such

Participant’s life, exclusive of any disability resulting from service in the armed forces of any country, resulting from warfare or acts of the public enemy, intentional self-inflicted injury, willful misconduct or participation in any criminal or unlawful act. The Committee shall have the responsibility for determining whether a Participant has become disabled and may require medical proof of such disability, including requiring that the Participant submit to medical examination no more frequently than semi-annually.
     “Lump Sum Distribution” has the meaning specified in Section 10.03(a).
     “Lump Sum Deferral Option” has the meaning specified in Section 10.03(b)(ii).
     “Non-Highly Compensated Participant” means any Participant who is not a Highly Compensated Participant.
     “Normal Retirement Age” means, with respect to any Participant, the later of such Participant’s 65th birthday or the fifth anniversary of the date such Participant’s participation in this Plan commenced.
     “One Percent Owner” means any person who owns (or is considered as owning within the meaning of Section 318 of the Code) more than one percent of the outstanding stock of an employer or stock possessing more than one percent of the total combined voting power of all stock of an employer or, in the case of an unincorporated business, any person who owns more than one percent of the capital or profits interest in an employer; provided, however, that (i) in determining percentage ownership hereunder, employers that would otherwise be aggregated under Sections 414(b), (c), (m) and (o) of the Code shall be treated as separate employers.
     “One Year Break in Service” has the meaning specified in Section 2.02(d).
     “Original Plan” has the meaning specified in the Preliminary Statements hereof.
     “Participant” means any person who has an Account balance under this Plan.
     “Plan” means this Seventh Amended and Restated Savings and Investment Plan, as amended, supplemented or modified from time to time in accordance with its terms.
     “Plan Year” means a calendar year; provided, however, that for periods prior to January 1, 1996, the Plan Year was a period of 12 months ending each September 30, with the period commencing October 1, 1995 and ending December 31, 1995 being a short Plan Year.
     “Pre-Tax Contributions” means, with respect to any Participant, such Participant’s Pre-Tax Matched Contributions and Pre-Tax Supplemental Contributions.

     “Pre-Tax Contributions Accounts” means, with respect to any Participant, such Participant’s Pre-Tax Matched Contributions Account and Pre-Tax Supplemental Contributions Account.
     “Pre-Tax Matched Contributions” has the meaning specified in Section 5.02.
     “Pre-Tax Matched Contributions Account” has the meaning specified in Section 8.01(a).
     “Pre-Tax Supplemental Contributions” has the meaning specified in Section 5.02.
     “Pre-Tax Supplemental Contributions Account” has the meaning specified in Section 8.01(b).
     “Prior Employer” means The Monsanto Company.
     “Prior Plan” means the Monsanto Savings and Investment Plan.
     “Qualified Election” has the meaning specified in Section 10.05(c).
     “Qualified Non-Elective Contributions” has the meaning specified in Section 401(m)(4)(C) of the Code.
     “Regulations” means the Income Tax Regulations, as promulgated by the Secretary of the Treasury or his or her delegate, and as amended from time to time.
     “Related Defined Contribution Plans” has the meaning specified in Section 7.02.
     “Retirement” means, with respect any Participant, such Participant’s ceasing to be an Employee (i) on or after reaching his or her Normal Retirement Age or (ii) in connection with his or her retirement under a defined benefit plan of Employer that is qualified under Section 401(a) of the Code.
     “Rollover Account” has the meaning specified in Section 8.01(e).
     “Settlement Dates” means, with respect to any Participant, the Accounting Date following the date on which such Participant’s employment with all Employers and Affiliates is terminated for any reason, including retirement, disability, death, resignation or dismissal.
     “Standard Work Week” means (i) with respect to any regular, full-time Employee, 40 Hours of Service, and (ii) with respect to any Employee who is not a regular, full-time Employee, the average number of hours which are regularly scheduled to be worked each week by such Employee.
     “Top Heavy Plan” has the meaning specified in Section 17.01(a).

     “Total and Permanent Disability” means, as determined by the Committee, a Participant’s complete inability to substantially perform each of the material duties of any gainful occupation for which the Participant is reasonably qualified by reason of his education, training or experience, which condition is reasonably expected to continue for an extended period of time.
     “Trust” means the trust established under the Trust Agreement.
     “Trust Agreement” means one or more trust agreements pursuant to which the Trustee shall hold and invest the funds accumulated under this Plan and that implement and form a part of this Plan.
     “Trust Fund” means any and all assets of this Plan which are held by the Trustee in accordance with this Plan and the Trust Agreement.
     “Trustee” means one or more corporate trustees appointed by the Committee or another Trustee who shall hold and invest the funds accumulated under this Plan and who shall act in accordance with the Trust Agreement.
     “Vesting Computation Period” means each calendar year.
     “Vesting Percentage” means, with respect to any Participant, the percentage set forth in the following table opposite the number of such Participant’s Years of Service with the Employers and Affiliates:

Years of Service	Vesting Percentage
Less than 1 year	0%
1 year but less than 2 years	20%
2 years but less than 3 years	40%
3 years but less than 4 years	60%
4 years but less than 5 years	80%
5 years or more	100%
Notwithstanding the vesting schedule described above, each Eligible Employee who is active on the payroll of Sterling Fibers, Inc., Sterling Pulp Chemicals US, Inc. or Sterling Pulp Chemicals, Inc. (collectively, the “Subsidiaries”) on the date in December 2002 that the Subsidiaries are sold to an unrelated third party shall be fully vested as of the sale date.
     “Year of Service” has the meaning specified in Section 2.02(a).
     Section 1.04. Interpretation. In this Plan, unless a clear contrary intention appears:
     (a) the words “hereof,” “herein” and “hereunder” and words of similar import refer to this Plan as a whole and not to any particular provision of this Plan;

     (b) reference to any gender includes each other gender and the neuter;
     (c) all terms defined in the singular shall have the same meanings in the plural and vice versa;
     (d) all references to Articles and Sections shall be deemed to be references to the Articles and Sections of this Plan;
     (e) the word “including” (and with correlative meaning “include”) means including, without limiting the generality of any description preceding such term;
     (f) with respect to the determination of any period of time, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”;
     (g) the captions and headings contained in this Plan shall not be considered or given any effect in construing the provisions hereof if any question of intent should arise; and
     (h) reference to any Law means such Law as amended, modified, codified, reenacted, supplemented or superseded in whole or in part, and in effect from time to time.
Article II
Participation
          Section 2.01. Eligibility. Each Employee who was eligible to participate in the Existing Plan on the date immediately prior to the Effective Date shall continue to be eligible to participate in this Plan. Thereafter, each Employee will be eligible to become a Participant (in the manner described in Section 2.03) on any Accounting Date on which he or she is an Eligible Employee. If an Eligible Employee does not elect to become a Participant as of the first Accounting Date on which he or she is eligible to do so, such Eligible Employee may join this Plan on any subsequent Accounting Date; provided, however, that he or she is then an Eligible Employee.
          Section 2.02. Service. In determining Years of Service, the following rules shall apply:
       (a) A “Year of Service” means a period of twelve consecutive months during which an Employee has completed at least 1,000 Hours of Service and, if an Employee was employed by an Employer on August 1, 1986, Years of Service shall include Years of Service as determined under the Prior Plan as of that date. A Participant who completes at least 1,000 Hours of Service in both (i) the period beginning October 1, 1995 and ending September 30, 1996 and (ii) the calendar year beginning January 1, 1996, shall be credited with two Years of Service for purposes of vesting under this Plan.

       (b) An “Hour of Service” means an hour for which an Employee is directly or indirectly compensated by any Employer or Affiliate for the performance of duties for an Employer or an Affiliate (including hours for which an Employee has been awarded back pay by any Employer or Affiliate or by any governmental agency or judicial body to the extent such hours are not otherwise treated as Hours of Service). Notwithstanding the preceding sentence, the following special rules shall apply:
(i)	To the extent not otherwise treated as Hours of Service, the following shall constitute Hours of Service:
(A)	overtime clock hours;

(B)	Hours of Service required to be taken into account to satisfy federal military service Laws or to satisfy any other federal Laws;

(C)	hours of absence from active work because of regular paid vacations or holidays;

(D)	hours of absence from active work because of occupational illness or disability not yet determined to constitute Long Term Disability;

(E)	hours of absence from active work during the first 12 months of an absence due to non-occupational illness or disability not yet determined to constitute Long Term Disability or due to a Layoff; provided, however, that the Participant returns to work with an Employer or an Affiliate at the expiration of such absence or Layoff;

(F)	hours during an approved leave of absence or such shorter period during such leave of absence as may be specified by an Employer; and

(G)	for any Employee who immediately prior to August 1, 1986 was employed by the Prior Employer, Hours of Service shall include those hours which were recognized and counted under the Prior Plan, as adopted and in effect on July 31, 1986.
(ii)	During the absences from employment during which no duties are performed for any Employer or Affiliate as specified above, an Employee will be credited with the number of Hours of Service such Employee would have worked for an Employer or Affiliate during a Standard Work Week if such Employee had reported for work during each week of absence, subject, however, to Section 2.02(b)(iii). No more than eight Hours of Service shall be credited for any day of absence and no more than 1,000 Hours of Service shall be awarded under this Section in any one Vesting Computation Period.

(iii)	No Hours of Service shall be credited to an Employee:

(A)	during any period of Layoff in excess of 12 months;

(B)	during any absence for which the Employee performs no duties and is solely compensated under, or by a plan established pursuant to, applicable workers’ compensation laws, unemployment compensation or disability income Laws of any state;

(C)	during any period during which an Employee or former Employee is in receipt of retirement benefits under any plan established by any Employer or Affiliate (or to which any such entity contributes) unless or until such Employee or former Employee ceases drawing such benefits and performs services for any Employer or Affiliate;

(D)	for any payment made solely to reimburse an Employee for medical or medically related benefits;

(E)	for any payment made on account of pay in lieu of vacation;

(F)	for any Hours of Service in excess of the Standard Work Week (pro-rated) on account of payments made as back-pay awards or agreement in amounts in excess of the standard rate of compensation which would have been made if the Employee had actually worked during the period at issue; or

(G)	for any Hours of Service in excess of the Standard Work Week (pro-rated) on account of any other payment made during an absence set forth in this Section.
(iv)	Effective May 1, 1996, in determining the Hours of Service of any Employee, such Employee will be credited with 95 Hours of Service for each semi-monthly payroll period in which such Employee is directly or indirectly compensated by any Employer or Affiliate for the performance of duties for any Employer or Affiliate.

(v)	Once it is determined that an Employee should be credited with an Hour of Service, such Hour of Service shall be credited to the computation period or periods in which the duties are performed or are deemed to have been performed or to which the payment pertains; provided, however, that, except as may be otherwise provided in this Section 2.02 for certain specified types of absences, no more than 501 Hours of Service shall be credited during any absence from employment during which no services are rendered, notwithstanding the fact that the Employee may have been deemed to have performed services or for which payments are due.
     (c) If an Employee’s employment with all of the Employers and Affiliates terminates and such Employee is later re-employed without incurring a One Year Break in

Service, such Employee’s Years of Service both before employment termination and after reemployment shall be aggregated for purposes of this Plan.
     (d) For purposes of this Plan, a “One Year Break in Service” means a Vesting Computation Period in which an Employee completes not more than 500 Hours of Service, except where such Vesting Computation Period is the year in which the Employee either:
(i)	first commenced employment with any Employer or Affiliate and continuously accrued Hours of Service from the date of hire to the end of such Vesting Computation Period; or

(ii)	terminated all further employment with the Employers and Affiliates following an unbroken, continuous accrual of Hours of Service from the first day of such Vesting Computation Period to the date of such termination.
In determining whether a One Year Break in Service has occurred, Hours of Service will be credited pursuant to the normal method of crediting Hours of Service under this Plan, not to exceed 501 Hours of Service due to any period of absence from employment due to:
(A)	the pregnancy of the Participant;

(B)	the birth of a child of the Participant;

(C)	the placement of a child with the Participant in connection with the adoption of such child by such Participant; or

(D)	the care of such child by the Participant immediately following such birth or placement.
The Hours of Service to be credited under this paragraph (d) shall only be credited in the Vesting Computation Period in which the absence from work begins, if a Participant would be prevented from incurring a One Year Break in Service solely because the period of absence is treated as Hours of Service or, in any other case, in the immediately following Vesting Computation Period. No credit for such enumerated absences shall be given pursuant to this paragraph (d) unless the Participant furnishes the Committee with such timely information as the Committee may reasonably require to establish that the absence and the length of the absence was due to an enumerated reason.
       (e) The termination of an Employee’s employment with one Employer or Affiliate will not interrupt the continuity of such Employee’s employment if, concurrently with or immediately after such termination, such Employee is employed by one or more other Employers or Affiliates.
       (f) If and to the extent the Committee so provides, the last continuous period of an Employee’s service with any corporation or other entity, the stock, assets or business of which is acquired by an Employer (whether by merger, consolidation, purchase of assets or otherwise), and any predecessor thereto designated by the Corporation, will be considered as service with the Employers if such Employee becomes employed by one or more of the Employers.
       (g) For purposes of this Section 2.02, if an Employee had a prior period or periods of service with an Affiliate that has not adopted this Plan, such period or periods of service with the Affiliate will be considered as service with an Employer.
       (h) A period of concurrent service with two or more Employers under this Plan or Affiliates that have not adopted this Plan will be considered as employment with only one of them during that period.
       (i) If an Employee incurs a Five Year Break in Service and is subsequently re-employed by any Employer or Affiliate, such Employee’s Years of Service after such Five Year Break in Service shall not be taken into account when determining his or her Vesting Percentage applicable to the portion of his or her Employer Matching Contributions Account balance which is attributable to his or her employment prior to such Five Year Break in Service. However, such an Employee’s Years of Service before and after his Five Year Break in Service shall be aggregated for purposes of determining his or her Vesting Percentage applicable to the portion of his or her Employer Matching Contributions Account balance which is attributable to employment subsequent to such Five Year Break in Service.
       (j) Employees of Cytec who became Employees on February 1, 1997 (“Cytec Employees”) shall receive credit for all purposes under this Plan for all service that was credited under the Cytec Plan as of January 31, 1997.
       (k) Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code.
          Section 2.03. Notice of Eligibility; Election of Participation. The Committee will notify an Employee of the circumstances under which such Employee will be eligible to participate in this Plan and the steps required for participation. The Committee will also notify each person that first becomes an Eligible Employee on or after October 2, 2000 that, unless and until the earlier of (a) such Employee making an election to participate in this Plan at a specified rate or to not participate in this Plan and (b) such Employee ceasing to be an Eligible Employee, the Corporation will deduct 3% of such Employee’s Eligible Compensation from each of such Employee’s paychecks, and contribute such amounts to this Plan on behalf of such Employee as Pre-Tax Contributions (with such amounts being invested in the Guaranteed Income Fund until redirected into another Investment Fund by the relevant Participant).

Article III
Period of Participation
          Section 3.01. Change in Participant’s Status. If a Participant ceases to be an Eligible Employee, such Participant shall not be entitled to make any additional contributions to this Plan unless such Participant again becomes an Eligible Employee.
          Section 3.02. Restricted Participation. When payment of all of a Participant’s benefits is not made at his or her Settlement Date, such Participant or, in the event of his or her death, such Participant’s Beneficiary will be considered as a Participant for all purposes of this Plan, except that:
       (a) a Beneficiary of a deceased Participant cannot designate a beneficiary under Section 10.05;
       (b) a Beneficiary of a deceased Participant shall not be entitled to retain Accounts in this Plan except to the extent permitted by Section 10.04(c);
       (c) such persons cannot make contributions to this Plan; and
       (d) such persons cannot take out loans or make in-service withdrawals that are available only to Participants who are Employees.
Article IV
Form of Participation
          Section 4.01. Participant Contribution Options. Each Participant who is an Eligible Employee shall have the right to make Pre-Tax Contributions pursuant to Article V, After-Tax Contributions pursuant to Article VI or both.
          Section 4.02. Employer Matching Contributions. (a) Each Employer shall make Employer Matching Contributions to this Plan, determined by the Pre-Tax Contributions made by such Employer on behalf of the Participants to the Pre-Tax Contributions Accounts or the After-Tax Contributions made by such Employer on behalf of the Participants to the After-Tax Contributions Accounts as specified herein. Employer Matching Contributions with respect to any Participant shall first be used to match such Participant’s Pre-Tax Contributions. All Employer Matching Contributions made to this Plan shall be allocated to such Participant’s Employer Matching Contributions Account.
          (b) Except as otherwise provided in Article V or Article VI, for each pay period, the Employers will make Employer Matching Contributions under this Plan in an amount equal to:
       (i) for Participants who (A) are part of a collective bargaining unit and who were hired prior to June 1, 2004 or (B) are rehired by an Employer on or after June 1, 2004 and who must participate or accrue a benefit in the Sterling Chemicals, Inc. Amended and Restated Hourly Paid Employees’ Pension Plan or the Sterling Chemicals, Inc. Amended and Restated Salaried Employees’ Pension Plan after they are rehired on or after June 1, 2004 due to the requirements of the break-in-service rules under Section 410(a)(5) of the Code or Section 202(b) of ERISA with respect to service performed on or after June 1, 2004, 50% of the Pre-Tax Matched Contributions and After-Tax Matched Contributions made for such pay period minus the aggregate amounts of any outstanding Forfeitures; and
       (ii) for all other Participants, 100% of the Pre-Tax Matched Contributions and After-Tax Matched Contributions made for such pay period minus the aggregate amounts of any outstanding Forfeitures.
Employer Matching Contributions for any pay period shall be paid to the Trustee at the same time and in the same manner as Pre-Tax Matched Contributions and After-Tax Matched Contributions are paid to the Trustee.
          (c) In addition to the Employer Matching Contributions described in paragraph (b) above, the Employers may make such additional contributions to this Plan as may be necessary to correct any error which occurs in the administration of this Plan (a “Correcting Contribution”). Any Correcting Contribution which relates to correction of an investment loss occasioned by the administration of the Accounts under the Plan shall not constitute an Annual Addition to this Plan under Article VII and shall not be deemed Employer Matching Contributions for purposes of this Section or Sections 8.07, 8.09 and 9.02 hereof. A Correcting Contribution which relates to errors made by the Corporation in crediting the proper amount of Employer Matching Contributions to a Participant’s account for any Plan Year under this Section or Sections 8.07, 8.09 or 9.02 shall be attributable to the Annual Addition for the Plan Year to which such Correcting Contribution relates and which may not be the Plan Year in which such Correcting Contribution is made.
          (d) Notwithstanding anything in Article V, VII or VII to the contrary, the Employers shall not make Employer Matching Contributions in an amount in excess of the amount which will be deductible by the Employers under Section 404 of the Code for the taxable year with respect to which such contributions are made.
          Section 4.03. Actual Contribution Percentage Tests. (a) The Actual Contribution Percentage for the Highly Compensated Participant group for any Plan Year shall not exceed the greater of:
       (i) 1.25 times the Actual Contribution Percentage for the Non-Highly Compensated Participant group for the immediately preceding Plan Year; and
       (ii) the lesser of (A) 2.0 times the Actual Contribution Percentage for the Non-Highly Compensated Participant group for the immediately preceding Plan Year and (B) the Actual Contribution Percentage for the Non-Highly Compensated Participant group for the immediately preceding Plan Year plus two percentage points;

provided, however, that in order to prevent the multiple use of the alternative method described in clause (ii) above and Section 401(m)(9)(A) of the Code, any Highly Compensated Participant eligible to make Elective Deferrals pursuant to any cash or deferred arrangement maintained by any Employer and to make Employee contributions or to receive matching contributions under this Plan or any other plan maintained by any Employer shall have his or her Actual Contribution Ratio reduced pursuant to Regulation 1.401(m)-2. The provisions of Section 401(m) of the Code and Regulations 1.401(m)-1(b) and 1.401(m)-2 are incorporated herein by reference.
          (b) For purposes of this Section 4.03 and Section 4.04, the Actual Contribution Percentage for a Plan Year with respect to the Highly Compensated Participant group and the Non-Highly Compensated Participant group is the average of the ratios (calculated separately for each Participant in each group) of:
       (i) the sum of (A) all Employer Matching Contributions made pursuant to Section 4.02 plus (B) all After-Tax Contributions made pursuant to Section 6.02 plus (C) all Excess Contributions characterized as After-Tax Contributions pursuant to Section 5.08(a) on behalf of such Participant (determined with respect to the current Plan Year for a Highly Compensated Participant and with respect to the immediately preceding Plan Year for a Non-Highly Compensated Participant); to
       (ii) such Participant’s 414(s) Compensation for such Plan Year.
          (c) In the event that the Actual Contribution Percentage test under Section 4.03(a) for any Plan Year is not satisfied, the Actual Contribution Ratio of the Highly Compensated Participant with the highest Actual Contribution Ratio will be reduced (or if two or more Highly Compensated Participants have the highest Actual Contribution Ratio, the Actual Contribution Ratios of all of such Highly Compensated Participants will be reduced pro rata) by reducing the amount of After-Tax Contributions and Employer Matching Contributions made by or on behalf such Highly Compensated Participant in the order specified in Section 4.04(a) until either the Actual Contribution Percentage test is satisfied or such Highly Compensated Participant’s Actual Contribution Ratio is equal the Actual Contribution Ratio of the Highly Compensated Participant(s) with the next highest Actual Contribution Ratio. This process shall be repeated until the Actual Contribution Percentage test under Section 4.03(a) is satisfied for such Plan Year. The amount of “Aggregate Excess Contributions” for any Highly Compensated Participant is equal to the sum of these hypothetical reductions multiplied, in each case, by such Highly Compensated Participant’s compensation.
          (d) The distribution (or Forfeiture, if applicable) of Aggregate Excess Contributions shall be made on the basis of the respective amounts attributable to each Highly Compensated Participant. The Highly Compensated Participants subject to actual distribution or Forfeiture in any Plan Year shall be determined using the “dollar leveling method” starting with the Highly Compensated Participant with the greatest dollar amount of employee contributions for such Plan Year and continuing until the amount of the Aggregate Excess Contributions has been accounted for.

          (e) For purposes of determining Actual Contribution Percentage and the amount of Aggregate Excess Contributions pursuant to Section 4.03(d), only Employer Matching Contributions (excluding those Forfeited pursuant to Section 4.04(a)) contributed to this Plan prior to the end of the succeeding Plan Year shall be considered. In addition, the Committee may elect to take into account, with respect to Employees eligible to have Employer Matching Contributions or After-Tax Contributions allocated to their accounts, Elective Deferrals and Qualified Non-Elective Contributions contributed to any plan maintained by any Employer. Such Elective Deferrals and Qualified Non-Elective Contributions shall be treated as Employer Matching Contributions subject to Regulation 1.401(m)- I (b)(5), which is incorporated herein by reference. However, the Plan Year must be the same as the plan year of the plan to which such Elective Deferrals and Qualified Non-Elective Contributions are made. Qualified Non-Elective Contributions shall be non-forfeitable when made and subject to the provisions of Section 5.06.
          (f) For purposes of this Section 4.03 and Sections 401(a)(4), 410(b) and 401(m) of the Code, if two or more plans of the Employers to which matching contributions, Employee contributions or both are made are treated as one plan for purposes of Sections 401(a)(4) or 410(b) of the Code (other than the average benefits test under Section 410(b)(2)(A)(ii) of the Code), such plans shall be treated as one plan. In addition, two or more plans of the Employers to which matching contributions, Employee contributions or both are made may be considered as a single plan for purposes of determining whether or not such plans satisfy Sections 401(a)(4), 410(b) and 401(m) of the Code. In such a case, the aggregated plans must satisfy this Section and Sections 401(a)(4), 410(b) and 401(m) of the Code as though such aggregated plans were a single plan. Plans may be aggregated under this paragraph (f) only if they have the same plan year.
          (g) If a Highly Compensated Participant is a participant under two or more plans which are maintained by the Employers to which matching contributions, Employee contributions or both are made, all such contributions on behalf of such Highly Compensated Participant shall be aggregated for purposes of determining such Highly Compensated Participant’s Actual Contribution Ratio. However, if the plans have different plan years, this paragraph (g) shall be applied by treating plans ending with or within the same calendar year as a single plan. For purposes of this paragraph (g), contributions under a plan that is an employee stock ownership plan described in Section 4975(e)(7) or 409 of the Code may not be aggregated with contributions under a plan that is not an employee stock ownership plan.
          (h) For purposes of this Section 4.03 and Section 4.04, the Highly Compensated Participants and the Non-Highly Compensated Participants for any Plan Year shall include any Employee eligible to have Employer Matching Contributions or After-Tax Contributions allocated to his or her account for such Plan Year. For purposes of this Section 4.03, an Employee who is eligible to have Employer Matching Contributions allocated to his or her account includes (i) any Employee who would be a Participant but for the failure to make required contributions, (ii) any Employee whose eligibility to receive Employer Matching Contributions has been suspended because of an election (other than certain one-time elections) not to participate, a distribution or a loan, (iii) any Employee who cannot receive Employer Matching Contributions because of the limits under Section 415 of the Code and (iv) any Employee who, although otherwise eligible, does not elect to participate in this Plan.

          Section 4.04. Adjustment to Actual Contribution Percentage Tests. (a) In the event that the Actual Contribution Percentage for the Highly Compensated Participant group exceeds the Actual Contribution Percentage for the Non-Highly Compensated Participant group pursuant to Section 4.03(a), the Committee (on or before the 15th day of the third month following the end of the Plan Year, but in no event later than the close of the following Plan Year) shall direct the Trustee to distribute to each Highly Compensated Participant whose Actual Contribution Ratio was hypothetically reduced pursuant to Section 4.03(c), the vested portion of such Highly Compensated Participant’s Aggregate Excess Contributions (and income allocable to such contributions) and, if forfeitable, forfeit any non-vested Aggregate Excess Contributions of such Highly Compensated Participant attributable to Employer Matching Contributions (and income allocable to such Forfeitures). The distribution and/or Forfeiture of Aggregate Excess Contributions shall be made in the following order:
       (i) first, After-Tax Contributions including Excess Contributions recharacterized as After-Tax Contributions pursuant to Section 5.08(a); and
       (ii) second, Employer Matching Contributions.
With respect to the distribution of After-Tax Contributions pursuant to clause (i) above, such distribution shall be made first from unmatched After-Tax Contributions and, thereafter, from After-Tax Contributions which are matched. Employer Matching Contributions which relate to such After-Tax Contributions shall be forfeited.
          (b) Any distribution and/or Forfeiture of less than the entire amount of Aggregate Excess Contributions (and income) shall be treated as a pro rata distribution and/or Forfeiture of Aggregate Excess Contributions and income thereon. Distribution of Aggregate Excess Contributions shall be designated by the Employer as a distribution of Aggregate Excess Contributions (and income). Forfeitures of Aggregate Excess Contributions shall be treated in accordance with Section 8.09.
          (c) Aggregate Excess Contributions attributable to amounts other than After-Tax Contributions, including forfeited matching contributions, shall be treated as Employer contributions for purposes of Sections 404 and 415 of the Code, even if distributed from this Plan. Forfeited matching contributions that are reallocated to Participants’ Accounts for the Plan Year in which the Forfeiture occurs shall be treated as an Annual Addition for the Participants to whose Accounts they are reallocated and for the Participants from whose Accounts they are forfeited.
          (d) The determination of the amount of Aggregate Excess Contributions with respect to any Plan Year shall be made after first determining the Excess Contributions, if any, to be treated as After-Tax Contributions due to recharacterization for the Plan Year of any other “qualified cash or deferred arrangement” (as defined in Section 401(k) of the Code) maintained by the Employer that ends with or within the Plan Year or which are treated as After-Tax Contributions due to recharacterization pursuant to Section 5.08(a).

          (e) If, during a Plan Year, the projected aggregate amount of Employer Matching Contributions, After-Tax Contributions and Excess Contributions to be recharacterized as After-Tax Contributions to be allocated to all Highly Compensated Participants under this Plan would, by virtue of the tests set forth in Section 4.03(a), cause this Plan to fail such tests, then the Committee may automatically reduce, in the order provided in Section 4.03(d), each affected Highly Compensated Participant’s projected share of such contributions by an amount necessary to satisfy one of the tests set forth in Section 4.03(a).
          Section 4.05. Discontinuance and Resumption of Contributions. Effective the first day of the next available payroll period, a Participant may:
       (a) elect to discontinue making After-Tax Contributions in accordance with Section 6.02 and have his or her Employer discontinue making Pre-Tax Contributions on his or her behalf in accordance with Section 5.02; or
       (b) elect to resume making After-Tax Contributions and have his or her Employer resume making Pre-Tax Contributions on his or her behalf.
A resumption of contributions may only be made if the Participant then meets the eligibility requirements of Article II. The Participant’s specified Investment Funds (both After-Tax Contributions and Pre-Tax Contributions) and the percentage thereof, and his or her Beneficiary designation in effect at the time of discontinuance, shall remain the same unless the Participant has elected to make such changes as provided in this Plan.
Article V
Pre-Tax Contributions
          Section 5.01. Eligibility. Each Participant who is an Eligible Employee shall have the right to make Pre-Tax Contributions to this Plan.
          Section 5.02. Pre-Tax Contributions. Each Participant shall specify the amount by which his or her Eligible Earnings shall be reduced by his or her Employer and contributed to this Plan on his or her behalf; provided, however, that such Participant may not direct that more than 20% of his or her Eligible Earnings be contributed to this Plan as Pre-Tax Contributions or After-Tax Contributions, on a combined basis. For purposes of this Plan, the term “Pre-Tax Matched Contributions” means:
       (i) for Participants who (A) are part of a collective bargaining unit and who were hired prior to June 1, 2004 or (B) are rehired by an Employer on or after June 1, 2004 and who must participate or accrue a benefit in the Sterling Chemicals, Inc. Amended and Restated Hourly Paid Employees’ Pension Plan or the Sterling Chemicals, Inc. Amended and Restated Salaried Employees’ Pension Plan after they are rehired on or after June 1, 2004 due to the requirements of the break-in-service rules under Section 410(a)(5) of the Code or Section 202(b) of ERISA with respect to service performed on or after June 1,

       2004, 7% of the Participant’s contributions based upon his or her Eligible Matched Earnings; and
       (ii) for all other Participants, 6% of the Participant’s contributions based upon his or her Eligible Matched Earnings.
Pre-Tax Matched Contributions shall be contributed by the Employer on behalf of a Participant to such Participant’s Pre-Tax Matched Contributions Account. All remaining Pre-Tax Contributions made by the Employer on behalf of such Participant shall be considered “Pre-Tax Supplemental Contributions” and shall be contributed by the Employer on behalf of such Participant to such Participant’s Pre-Tax Supplemental Contributions Account.
          Section 5.03. Limitation on Pre-Tax Contributions. (a) Notwithstanding anything to the contrary contained in Sections 5.01 or 5.02, no Employer may make any Pre-Tax Contributions on behalf of any Participant for any pay period which will cause the limitations of either Section 5.07 or 7.01 to be exceeded. A Participant’s Deferred Compensation made pursuant to this Plan and all other plans, contracts or arrangements of the Employers and Affiliates shall not exceed, during any taxable year of the Participant, the limitation imposed by Section 402(g) of the Code, as in effect at the beginning of such taxable year. The dollar limitation shall be adjusted annually pursuant to the method provided in Section 415(d) of the Code in accordance with the Regulations.
          (b) If a Participant’s Deferred Compensation under this Plan, together with any Elective Deferrals under another “qualified cash or deferred arrangement” (as defined in Section 401(k) of the Code), a “simplified employee pension” (as defined in Section 408(k) of the Code), a “salary reduction arrangement” (within the meaning of Section 3121(a)(5)(D) of the Code), a “deferred compensation plan” under Section 457 of the Code or a trust described in Section 501(c)(18) of the Code, cumulatively exceed the limitation imposed by Section 402(g) of the Code (as adjusted annually in accordance with the method provided in Section 415(d) of the Code pursuant to the Regulations) for such Participant’s taxable year, such Participant may, not later than March 1 following the close of such taxable year, notify the Committee in writing of such excess and request that his or her Deferred Compensation under this Plan be reduced by an amount specified by such Participant. In such event, the Committee may direct the Trustee to distribute such excess amount, and any income allocable to such amount, to such Participant not later than the first April 15th following the close of such Participant’s taxable year. Any distribution of less than the entire amount of excess Deferred Compensation and income shall be treated as a pro rata distribution of excess Deferred Compensation and income. The amount distributed shall not exceed such Participant’s Deferred Compensation under this Plan for such taxable year. Any distribution on or before the last day of such Participant’s taxable year must satisfy each of the following conditions:
       (i) the distribution must be made after the date on which this Plan received the excess Deferred Compensation;
       (ii) such Participant shall designate the distribution as excess Deferred Compensation; and

       (iii) this Plan must designate the distribution as a distribution of excess Deferred Compensation.
Any distribution made pursuant to this Section 5.03 shall be made first from unmatched Deferred Compensation and, thereafter, simultaneously from Deferred Compensation which is matched and matching contributions which relate to such Deferred Compensation; provided, however, that any such matching contributions which are not vested shall be forfeited in lieu of being distributed.
          Section 5.04. Deduction of Pre-Tax Contributions. The contributions made by an Employer on behalf of a Participant in accordance with Section 5.02 shall be made at regular payroll intervals and shall be paid to the Trustee as soon as practicable after the end of the payroll period for which such contributions were made. The Employer shall collect and withhold any Social Security, federal or state unemployment taxes, other payroll taxes and any state or local income or earnings taxes which are imposed on Pre-Tax Contributions and shall pay such amounts to the applicable government authorities in a timely manner.
          Section 5.05. Cessation of Pre-Tax Contributions. Except as otherwise provided herein, no contributions shall be made for any pay period which begins after a Participant ceases to be an Eligible Employee.
          Section 5.06. Distribution of Pre-Tax Contributions. Amounts held in a Participant’s Pre-Tax Contributions Accounts may not be distributable prior to the earlier of:
       (a) such Participant’s retirement, disability, death or separation from service;
       (b) such Participant’s attainment of age 59 1/2;
       (c) termination of this Plan without establishment of a “successor plan” (as described in Regulation 1.401(k)-1(d)(3)) by any Employer or Affiliate;
       (d) the date of the sale by an Employer to an entity that is not an Affiliate of substantially all of the assets of an Employer’s trade or business (within the meaning of Section 409(d)(2) of the Code) with respect to a Participant who continues employment with the entity acquiring such assets; or
       (e) the date of the sale by an Employer or Affiliate of its interest in a subsidiary (within the meaning of Section 409(d)(3) of the Code) to an entity which is not an Affiliate with respect to a Participant who continues employment with such subsidiary.
          Section 5.07. Actual Deferral Percentage Tests. (a) For each Plan Year, the annual allocation derived from Pre-Tax Contributions to a Participant’s Pre-Tax Contributions Accounts shall satisfy one of the following tests:

       (i) the Actual Deferral Percentage for the Highly Compensated Participant group for such Plan Year shall not be more than the Actual Deferral Percentage of the Non-Highly Compensated Participant group for the immediately preceding Plan Year multiplied by 1.25, or
       (ii) the excess of the Actual Deferral Percentage for the Highly Compensated Participant group for such Plan Year over the Actual Deferral Percentage for the Non-Highly Compensated Participant group for the immediately preceding Plan Year shall not be more than two percentage points. Additionally, the Actual Deferral Percentage for the Highly Compensated Participant group for such Plan Year shall not exceed the Actual Deferral Percentage for the Non-Highly Compensated Participant group for the immediately preceding Plan Year multiplied by two. The provisions of Section 401(k)(3) of the Code and Regulation 1.401(k)-I (b) are incorporated herein by reference.
To prevent the multiple use of the alternate method described in clause (ii) above and in Section 401(m)(9)(A) of the Code, any Highly Compensated Participant eligible to make Pre-Tax Contributions pursuant to Section 5.02 of this Plan or under any other plan maintained by any Employer or Affiliate shall have his or her Actual Contribution Ratio reduced pursuant to Regulation 1.401(m)-2, the provisions of which are incorporated herein by reference.
          A Pre-Tax Contribution shall be taken into account for purposes of the Actual Deferral Percentage test for a Plan Year only if it relates to compensation that either would have been received by an Employee in such Plan Year (but for the deferral election) or is attributable to services performed by the Employee in the Plan Year and would have been received by the Employee within 2 1/2 months after the close of the Plan Year (but for the deferral election). In addition, a Pre-Tax Contribution shall be taken into account for purposes of the Actual Deferral Percentage test for a Plan Year only if it is allocated to the Employee as of a date within such Plan Year. For this purpose, a Pre-Tax Contribution is considered allocated as of a date within a Plan Year if the allocation is not contingent on participation or performance of services after such date and the Pre-Tax Contribution is actually paid to the Trust no later than 12 months after the Plan Year to which the contribution relates.
          (b) For purposes of this Plan, the Actual Deferral Percentage of the Highly Compensated Participant group and the Non-Highly Compensated Participant group for a Plan Year is the average of the Actual Deferral Ratios of all Employees in the relevant group. The Actual Deferral Ratio for each Employee and the Actual Deferral Percentage for each group shall be calculated to the nearest 1/100th of 1%.
          (c) For purposes of this Section 5.07, if two or more plans (other than an employee stock ownership plan as defined in Section 4975(e)(7) of the Code) that include cash or deferred arrangements are considered one plan for the purposes of Section 401(a)(4) or 410(b) of the Code (other than Section 410(b)(2)(A)(ii) of the Code), the cash or deferred arrangements included in such plans shall be treated as one arrangement.
          (d) For purposes of this Section 5.07, if a Highly Compensated Participant is a participant under two or more cash or deferred arrangements of the Employers or Affiliates

(other than a cash or deferred arrangement that is part of an employee stock ownership plan as defined in Section 4975(e)(7) of the Code), all such cash or deferred arrangements shall be treated as one cash or deferred arrangement for the purpose of determining the Actual Deferral Percentage of such Highly Compensated Participant; provided, however, that if the cash or deferred arrangements have different plan years, this paragraph (d) shall be applied by treating all cash or deferred arrangements ending with or within the same calendar year as a single arrangement.
          (e) Notwithstanding anything to the contrary contained in this Section 5.07, the determination and treatment of Pre-Tax Contributions and the Actual Deferral Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.
          (f) For purposes of this Section 5.07, (i) the Highly Compensated Participant group and the Non-Highly Compensated Participant group for any Plan Year shall include each Employee who is directly or indirectly eligible to make a Pre-Tax Contribution, whether or not such Pre-Tax Contribution was made, and (ii) Employees who are eligible to make a Pre-Tax Contribution include (A) any Employee who would be a Participant but for the failure to make required contributions, (B) any Employee whose eligibility to make Pre-Tax Contributions has been suspended because of an election (other than certain one-time elections) not to participate, a distribution or a loan, (C) any Employee who cannot make Pre-Tax Contributions because of the limits under Section 415 of the Code and (D) any Employee who, although otherwise eligible, does not elect to participate in this Plan.
          Section 5.08. Adjustment to Actual Deferral Percentage Tests. In the event that the initial allocations of the Pre-Tax Contributions made pursuant to Section 5.02 do not satisfy one of the tests set forth in Section 5.07(a), the Committee shall adjust the Pre-Tax Contributions pursuant to the options set forth below:
       (a) On or before the 15th day of the third month following the end of each Plan Year, the Excess Contributions for the Highly Compensated Participant group shall be determined by (i) reducing the Actual Deferral Ratio of the Highly Compensated Participant having the highest Actual Deferral Ratio until either the Actual Deferral Percentage test set forth in Section 5.07(a) is satisfied or such Highly Compensated Participant’s Actual Deferral Ratio is equal the Actual Deferral Ratio of the Highly Compensated Participant with the next highest Actual Deferral Ratio. This process shall be repeated until the Actual Deferral Percentage test under Section 5.07(a) is satisfied for such Plan Year. The amount of “Excess Contributions” for any Highly Compensated Participant is equal to the sum of these hypothetical reductions multiplied, in each case, by such Highly Compensated Participant’s compensation. The Highly Compensated Participants subject to distribution (or recharacterization) of Excess Contributions in any Plan Year shall be determined using the “dollar leveling method” starting with the Highly Compensated Participant with the greatest dollar amount of elective and other contributions treated as elective contributions for such Plan Year and continuing until the amount of the Excess Contributions has been accounted for. Such Excess Contribution amounts (and any earnings allocable thereto) shall be distributed and/or recharacterized as After-Tax

Contributions pursuant to Article VI until one of the tests set forth in Section 5.07(a) is satisfied. In determining the amount of Excess Contributions (and any earnings allocable thereto) to be distributed and/or recharacterized with respect to any affected Highly Compensated Participant, such Excess Contribution amount shall be reduced by any excess Deferred Compensation previously distributed to such affected Highly Compensated Participant for his or her taxable year ending with or within such Plan Year. If there is a loss allocable to such excess amount, the distribution shall in no event be less than the lesser of such Participant’s Pre-Tax Contributions and such Participant’s Deferred Compensation for the Plan Year.
       (b) Within 12 months after the end of the Plan Year, if necessary, the Employer may make a special Qualified Non-Elective Contribution on behalf of Non-Highly Compensated Participants in an amount sufficient to satisfy one of the tests set forth in Section 5.07(a). Such contribution shall be allocated to the Pre-Tax Contributions Accounts of each Non-Highly Compensated Participant in the same proportion that each Non-Highly Compensated Participant’s compensation for the year bears to the total compensation of all Non-Highly Compensated Participants. Qualified Non-Elective Contributions shall be non-forfeitable when made and subject to the provisions of Section 5.07. Qualified Non-Elective Contributions used to satisfy the tests set forth in Section 5.07(a) shall be required to satisfy the discrimination requirements of Regulation 1.401(k)- 1(b)(5), the provisions of which are specifically incorporated herein by reference.
       (c) If during a Plan Year the projected aggregate amount of Pre-Tax Contributions to be allocated to all Highly Compensated Participants under this Plan would, by virtue of the tests set forth in Section 5.07(a), cause this Plan to fail such tests, then the Committee may automatically reduce proportionately, or in the order provided in Section 5.08(a), each affected Highly Compensated Participant’s Pre-Tax Contributions, as specified by such Highly Compensated Participant pursuant to Section 5.02, by an amount necessary to satisfy one of the tests set forth in Section 5.07(a), as determined by the Committee, in its sole discretion. Unless an affected Highly Compensated Participant elects otherwise, any Pre-Tax Contributions reduced pursuant to this paragraph (c) shall be treated as After-Tax Contributions.
          Section 5.09. Modification of Pre-Tax Contribution Percentage. A Participant may change the percentage of his or her Eligible Earnings that is contributed as Pre-Tax Contributions at any time in 1/2% increments. Any such change shall be effective the first day of the next available payroll period.
Article VI
After-Tax Contributions
          Section 6.01. Eligibility. Each Participant who is an Eligible Employee may make After-Tax Contributions to this Plan.

          Section 6.02. After Tax Contributions. Each Participant shall specify the percentage of his or her Eligible Earnings to be contributed to this Plan; provided, however, that such Participant may not direct that more than 20% of his or her Eligible Earnings be contributed as After-Tax Contributions or Pre-Tax Contributions, on a combined basis. For purposes of this Plan, the term “After-Tax Matched Contributions” means:
       (i) for Participants who (A) are part of a collective bargaining unit and who were hired prior to June 1, 2004 or (B) are rehired by an Employer on or after June 1, 2004 and who must participate or accrue a benefit in the Sterling Chemicals, Inc. Amended and Restated Hourly Paid Employees’ Pension Plan or the Sterling Chemicals, Inc. Amended and Restated Salaried Employees’ Pension Plan after they are rehired on or after June 1, 2004 due to the requirements of the break-in-service rules under Section 410(a)(5) of the Code or Section 202(b) of ERISA with respect to service performed on or after June 1, 2004, 7% of the Participant’s After-Tax Contributions based upon his or her Eligible Matched Earnings; provided, however, that if the sum of a Participant’s After-Tax Matched Contributions plus such Participant’s Pre-Tax Matched Contributions exceeds 7% of such Participant’s Eligible Matched Earnings, such Participant’s After-Tax Matched Contributions shall be reduced until such sum equals 7% of such Participant’s Eligible Matched Earnings; and
       (ii) for all other Participants, 6% of the Participant’s contributions based upon his or her Eligible Matched Earnings; provided, however, that if the sum of a Participant’s After-Tax Matched Contributions plus such Participant’s Pre-Tax Matched Contributions exceeds 6% of such Participant’s Eligible Matched Earnings, such Participant’s After-Tax Matched Contributions shall be reduced until such sum equals 6% of such Participant’s Eligible Matched Earnings.
After-Tax Matched Contributions shall be contributed by the Employer on behalf of a Participant to such Participant’s After-Tax Matched Contributions Account. All remaining After-Tax Contributions made by the Employer on behalf of such Participant shall be considered “After-Tax Supplemental Contributions” and shall be contributed by the Employer on behalf of such Participant to such Participant’s After-Tax Supplemental Contributions Account.
          Section 6.03. Limitation on After-Tax Contributions. Notwithstanding anything to the contrary contained in Sections 6.01 or 6.02, no Participant may make After-Tax Contributions for any pay period which will cause the limitations of Section 4.03 or Section 7.01 to be exceeded.
          Section 6.04. Deduction of After-Tax Contributions. A Participant’s After-Tax Contributions shall be made by regular payroll deductions. After-Tax Contributions deducted by an Employer will be paid to the Trustee as soon as practicable after the end of the payroll period for which such contributions were made.
          Section 6.05. Cessation of After-Tax Deductions. Except as otherwise provided in this Plan, no After-Tax Contributions will be accepted on behalf of any Participant for any pay period which begins after such Participant ceases to be an Eligible Employee.

          Section 6.06. Modification of After-Tax Contribution Percentage. A Participant may change the percentage of his or her Eligible Earnings that is contributed as After-Tax Contributions at any time in 1/2% increments. Any such change shall be effective the first day of the next available payroll period.
Article VII
Limitations on Contributions
          Section 7.01. Maximum Annual Additions. (a) Notwithstanding anything contained in this Plan to the contrary, the maximum Annual Additions credited to any Participant’s account for any Limitation Year shall equal the lesser of (i) $30,000 (as adjusted for cost of living increases pursuant to Sections 415(c)(1), 415(d)(1), 415(d)(3) or 415(d)(4) under Section 415(b)(1)(A) of the Code) and (ii) 25% of such Participant’s 415 Compensation for such Limitation Year. For any short Limitation Year, the dollar limitation in clause (i) above shall be reduced by a fraction, the numerator of which is the number of full months in the short Limitation Year and the denominator of which is 12.
          (b) For purposes of applying the limitations of Section 415 of the Code, the Annual Additions for a Participant is the sum credited to such Participant’s accounts for any Limitation Year of:
     (i) such Participant’s Pre-Tax Contributions and Employer Matching Contributions for such Limitation Year; plus
     (ii) such Participant’s After-Tax Contributions for such Limitation Year; plus
     (iii) such Participant’s Forfeitures for such Limitation Year; plus
     (iv) amounts allocated to an “individual medical account” (as defined in Section 415(l)(2) of the Code) on behalf of such Participant which is part of a pension or annuity plan maintained by the Employer for such Limitation Year; plus
     (v) amounts derived from contributions paid or accrued which are attributable to post-retirement medical benefits allocated to the separate account of such Participant if he or she is a “key employee” (as defined in Section 419A(d)(3) of the Code) under a “welfare benefit plan” (as defined in Section 419(e) of the Code) maintained by the Employer for such Limitation Year;
provided, however, that the 415 Compensation percentage limitation referred to in paragraph (a) above shall not apply to (A) any contribution for “medical benefits” (within the meaning of Section 419(A)(f)(2) of the Code) after separation from service which is otherwise treated as an Annual Addition or (B) any amount otherwise treated as an Annual Addition under Section 415(l)(1) of the Code.

          (c) For purposes of applying the limitations of Section 415 of the Code, the transfer of funds from one qualified plan to another is not an Annual Addition. In addition, the following are not Employee contributions for the purposes of Section 7.01(b):
     (i) “rollover contributions” (as defined in Sections 402(a)(5), 403(a)(4), 403(b)(8) and 408(d)(3) of the Code);
     (ii) repayments of loans made to a Participant from this Plan;
     (iii) repayments of distributions received by an Employee pursuant to Section 411(a)(7)(B) of the Code (cash-outs);
     (iv) repayments of distributions received by an Employee pursuant to Section 411(a)(3)(D) of the Code (mandatory contributions); and
     (v) Employee contributions to a simplified employee pension excludable from gross income under Section 408(k)(6) of the Code.
          (d) The dollar limitation under Section 415(b)(1)(A) of the Code referred to in paragraph (a) above shall be adjusted annually as provided in Section 415(d) of the Code pursuant to the Regulations. The adjusted limitation is effective as of January 1st of each calendar year and is applicable to Limitation Years ending with or within that calendar year.
          (e) For purposes of this Section, all qualified defined benefit plans (whether terminated or not) ever maintained by the Employer shall be treated as one defined benefit plan, and all qualified defined contribution plans (whether terminated or not) ever maintained by the Employer shall be treated as one defined contribution plan.
          (f) For purposes of this Section, if the Employer is a member of a controlled group of corporations, trades or businesses “under common control” (as defined by Section 1563(a) or Section 414(b) and (c) of the Code, as modified by Section 415(h) of the Code), is a member of an “affiliated service group” (as defined by Section 414(m) of the Code) or is a member of a group of entities required to be aggregated pursuant to the Regulations under Section 414(o) of the Code, all Employees of such Employers shall be considered to be employed by a single Employer.
          (g) For purpose of this Section 7.01, if this Plan is a Section 413(c) of the Code plan, all Employers of a Participant who maintain this Plan will be considered to be a single Employer.
     (h)(i) If a Participant participates in more than one defined contribution plan maintained by the Employers which have different anniversary dates, the maximum Annual Additions under this Plan for any Limitation Year shall equal the maximum Annual Additions for such Limitation Year minus any Annual Additions previously credited to such Participant’s accounts during such Limitation Year.

     (ii) If a Participant participates in both a defined contribution plan subject to Section 412 of the Code and a defined contribution plan not subject to Section 412 of the Code maintained by the Employers which have the same anniversary date, Annual Additions will be credited to such Participant’s accounts under the defined contribution plan subject to Section 412 of the Code prior to crediting Annual Additions to such Participant’s accounts under the defined contribution plan not subject to Section 412 of the Code.
     (iii) If a Participant participates in more than one defined contribution plan not subject to Section 412 of the Code maintained by the Employers which have the same anniversary date, the maximum Annual Additions under this Plan for any Limitation Year shall equal the product of (A) the maximum Annual Additions for such Limitation Year minus any Annual Additions previously credited under clauses (i) or (ii) above, multiplied by (B) a fraction, the numerator of which is the Annual Additions which would be credited to such Participant’s accounts under this Plan without regard to the limitations of Section 415 of the Code and the denominator of which is such Annual Additions for all plans described in this clause.
          Section 7.02. Adjustment for Excessive Annual Additions. It is intended that in applying Section 7.01, the Annual Additions to a Participant’s Accounts under this Plan will be limited before the Annual Additions to such Participant’s accounts under any other defined contribution plan maintained by the Extended Group (“Related Defined Contribution Plans”), if any, are limited. This Section 7.02 shall be applied as follows:
     (a) first, such Participant’s After-Tax Supplemental Contributions in such year shall be reduced until such Participant’s Annual Additions are within the limits specified above;
     (b) second, if, after applying clause (a) above, such Participant’s Annual Additions are still in excess of the limits specified above, then such Participant’s Pre-Tax Supplemental Contributions shall be reduced until such Participant’s Annual Additions are within the limits specified above;
     (c) third, if, after applying clauses (a) and (b) above, such Participant’s Annual Additions are still in excess of the limits specified above, then Employer Matching Contributions hereunder shall be reduced by applying any amount which cannot be credited to such Participant’s Employer Matching Contributions Account because of the foregoing limitations in accordance with Section 4.02 to reduce the share of Employer Matching Contributions due this Plan by such Participant’s Employer for such year;
     (d) fourth, if, after applying clauses (a), (b) and (c) above, such Participant’s Annual Additions are still in excess of the limits specified above, then such Participant’s After-Tax Matched Contributions shall be reduced until such Participant’s Annual Additions are within the limits specified above; and
     (e) fifth, if, after applying clauses (a), (b), (c) and (d) above, such Participant’s Annual Additions are still in excess of the limits specified above, then such Participant’s

Pre-Tax Matched Contributions shall be reduced until such Participant’s Annual Additions are within the limits specified above.
If, in any Plan Year, as the result of a reasonable error in estimating a Participant’s compensation or in determining the amount of such Participant’s Pre-Tax Contributions, such Participant’s Annual Additions exceed the maximum amount that may be allocated to such Participant, the excess amount attributable, first, to such Participant’s After-Tax Supplemental Contributions (and allocable earnings), second, to such Participant’s Pre-Tax Supplemental Contributions (and allocable earnings), third, to such Participant’s After-Tax Matched Contributions (and allocable earnings) and, fourth, to such Participant’s Pre-Tax Matched Contributions (and allocable earnings), shall be returned to such Participant to the extent necessary to cure such excess.
Article VIII
Accounting
          Section 8.01. Participant Accounts. The Committee shall maintain the Accounts set forth below in the name of each Participant to reflect such Participant’s After-Tax Contributions, Pre-Tax Contributions and rollover contributions:
     (a) a “Pre-Tax Matched Contributions Account” to reflect the Pre-Tax Matched Contributions made by an Employer on behalf of such Participant in accordance with Section 5.02, as well as the income, losses, appreciation and depreciation attributable to such contributions;
     (b) a “Pre-Tax Supplemental Contributions Account” to reflect the Pre-Tax Supplemental Contributions made by an Employer on behalf of such Participant in accordance with Section 5.02, as well as the income, losses, appreciation and depreciation attributable to such contributions;
     (c) an “After-Tax Matched Contributions Account” to reflect the After-Tax Matched Contributions made by an Employer on behalf of such Participant in accordance with Section 6.02, as well as the income, losses, appreciation and depreciation attributable to such contributions;
     (d) an “After-Tax Supplemental Contributions Account” to reflect the After-Tax Supplemental Contributions made by an Employer on behalf of such Participant in accordance with Section 6.02, as well as the income, losses, appreciation and depreciation attributable to such contributions; and
     (e) a “Rollover Account” to reflect the rollover contributions made by such Participant, as well as the income, losses, appreciation and depreciation attributable to such contributions.
Each Participant shall have a full 100% vested interest in such Participant’s Pre-Tax Contributions Accounts, After-Tax Contributions Accounts and Rollover Account.

          Section 8.02. Rollovers From Qualified Plans. Any Participant may transfer an eligible rollover distribution from a qualified retirement plan under Section 401(a) of the Code to this Plan subject to the rules set forth in the Regulations; provided, however, that effective on and after September 1, 1997, no rollovers from the Terminated ESOP (including indirectly through a conduit IRA) shall be permitted.
          Section 8.03. Adjustment of Accounts. As of each Accounting Date, the Committee shall:
     (a) first, charge to the proper Accounts all payments, distributions or loans made since the last preceding Accounting Date that have not been charged previously as provided in Section 8.04;
     (b) second, credit each Participant’s Accounts with such Participant’s pro rata share of any increase, or charge such Accounts with such Participant’s pro rata share of any decrease, in the value of the adjusted net worth of each Investment Fund in which such Accounts have an interest as of that date;
     (c) third, credit all After-Tax Contributions made by Participants that are to be credited as of that date to the appropriate After-Tax Contributions Accounts in accordance with Section 8.05;
     (d) fourth, credit all Pre-Tax Contributions made on behalf of Participants that are to be credited as of that date to the appropriate Pre-Tax Contributions Accounts in accordance with Section 8.06; and
     (e) fifth, allocate and credit any Employer Matching Contributions (including any Forfeitures applied to reduce those contributions) as of that date in accordance with Section 8.09.
For purposes of this Plan, the “adjusted net worth” of an Investment Fund as of any Accounting Date means the then net worth of that Investment Fund as determined by the Trustee less an amount equal to any Employer Matching Contributions and any Participants’ After-Tax Contributions and Pre-Tax Contributions that have not previously been credited to Participants’ Accounts in accordance with paragraphs (c), (d) and (e) above. The adjustment of Participants’ Accounts provided for in this Section shall be made on the basis of an Accounting Date valuation of Investment Funds as determined by the Trustee on a fair market value basis.
          Section 8.04. Charging Payments and Distributions. As of each Accounting Date, all payments or distributions made under this Plan since the last preceding Accounting Date to or for the benefit of a Participant or any Beneficiary will be charged to the proper Account of such Participant unless previously charged.
          Section 8.05. Crediting After-Tax Contributions. After-Tax Contributions made by an Employer on behalf of a Participant shall be credited to such Participant’s applicable After-

Tax Contributions Accounts as of the Accounting Date on which the Trustee received the contributions from the Employer.
          Section 8.06. Crediting Pre-Tax Contributions. Pre-Tax Contributions made by an Employer on behalf of a Participant shall be credited to such Participant’s applicable Pre-Tax Contributions Accounts as of the Accounting Date on which the Trustee received the contributions from the Employer.
          Section 8.07. Employer Matching Contributions Account. The Committee shall maintain an “Employers Matching Contributions Account” in the name of each Participant to reflect such Participant’s share of the Employer Matching Contributions and the Forfeitures arising under the Plan which are credited to such Employer Matching Contributions Account as a part of the Employer Matching Contributions in accordance with Section 10.06, as well as the income, losses, appreciation and depreciation attributable to both such items.
          Section 8.08. Cytec Accounts and Historical Employer Matching Contributions Accounts. The accounts of the Cytec Employees that were spun off to this Plan from the Cytec Plan (the “Cytec Accounts”) and each Participant’s Historical Employer Matching Contributions Account (if any) shall be separately accounted for under this Plan.
          Section 8.09. Allocation of Employer Matching Contributions and Forfeitures. Employer Matching Contributions made by an Employer on behalf of a Participant (after giving effect to any Forfeitures applied to reduce that Employer’s Employer Matching Contributions in accordance with Section 7.01(b) and Section 10.06) shall be credited to such Participant’s Employer Matching Contributions Account as of the Accounting Date on which the Trustee received such Employer Matching Contributions from the Employer. For purposes of this Section 8.09, the portion of any Forfeiture arising under this Plan during any period which is attributable to the prior contributions by any Employer shall be that proportion of such Forfeiture which the contributions made by that Employer and credited to the Employer Matching Contributions Accounts of the Participant with respect to whom the Forfeiture arose bears to the total contributions of all Employers which are credited to such Employer Matching Contributions Accounts. Until credited in accordance with this Section 8.09, all Forfeiture accounts will be treated the same as Participants’ Accounts and will be adjusted in accordance with Section 8.03.
Article IX
The Funds
          Section 9.01. The Investment Funds. (a) The Trust Fund shall consist of the Investment Funds set forth in Exhibit A as it may be amended from time to time (the “Investment Funds”). The Trustee, pursuant to any discretion given it by the Trust Agreement, may retain all or any portion of any of the Investment Funds and, on a temporary or interim basis, may invest any of the Investment Funds in property other than that specified as the primary type of investment for such Investment Funds. Any Investment Fund, at the discretion of the Trustee, may be partially or entirely invested in any commingled or mutual fund which is invested in property of the type specified for that Investment Fund. Except as provided in Section 9.04, no stocks or obligations issued by the Corporation or its Affiliates shall be included in any of the Investment Funds; provided, however, that any investment of any such Investment Fund through the medium of commingled funds shall not constitute an investment in the stocks or obligations of the Employers or the Affiliates, even though the commingled funds may contain such stocks or obligations.
          (b) As part of the Trust Fund, a “Loan Fund” shall be maintained which shall include promissory notes executed by each Participant for whom a loan has been made, which shall be reflected in the Loan Account of such Participant. As of the time a loan is made, the borrowing Participant’s other Accounts shall be debited to reflect the amount of the loan to such Participant in the manner specified in Section 12.11 and the amount of such loan shall be credited to such Participant’s Loan Account. As payments of principal and interest are made on the loan, the Loan Account shall be debited as specified in Section 12.12 hereof.
          Section 9.02. Investment Elections. Each Participant may elect to have his or her Accounts invested in any or all of the Investment Funds in 1% increments. An investment election must be made in the time and manner prescribed by the Committee. A Participant’s After-Tax Contributions, Pre-Tax Contributions, rollover contributions and Employer Matching Contributions shall be invested, as soon as practicable after the Accounting Date for which the contributions were made, in the Investment Funds in accordance with such Participant’s investment election then in effect; provided, however, that a Participant’s Employer Matching Contributions shall be invested in accordance with such Participant’s investment elections for his or her Pre-Tax Contributions or, in the absence of any such investment election, in the Guaranteed Income Fund. After making an investment election, a Participant may change his or her investment election at any time, effective the first day of the next available payroll period.
          Section 9.03. Transfers Between Investment Funds. A Participant may elect as of any business day on which the national stock exchanges are open to transfer all or a portion of his or her After-Tax Contributions Accounts and, separately, all or a portion of his or her Pre-Tax Contributions Accounts, Employer Matching Contributions Account and Rollover Account between the Investment Funds. Such Participant shall make such election in the time and manner prescribed by the Committee, which shall specify how the contributions and earnings are to be allocated between the Investment Funds after the transfer.
          Section 9.04. Company Stock Fund. The “Company Stock Fund” shall consist solely of those shares of Company Stock rolled over to this Plan upon the liquidation of the Terminated ESOP’s trust, including any “default” rollovers with respect to those participants in the Terminated ESOP who did not consent to a distribution upon such liquidation. Shares of Company Stock so rolled over from the Terminated ESOP may not be directed to be sold and reinvested in any other Investment Fund. Any withdrawal or distribution from the Company Stock Fund shall be made solely in shares of Company Stock. Notwithstanding anything in this Plan to the contrary, any distribution received by the Trustee with respect to Company Stock, except for a stock dividend in shares of Company Stock, shall be automatically reinvested in the Guaranteed Income Fund, until redirected into another Investment Fund by the relevant Participant. No amounts may be contributed to, redirected into or otherwise added to the Company Stock Fund. The shares of Company Stock held in the Company Stock Fund shall be transferred to the Sterling Chemicals ESOP in a trust-to-trust transfer pursuant to Section 16.03, as soon as administratively feasible after the trustee of the Sterling Chemicals ESOP communicates to the Trustee of this Plan that it is ready to accept the transfer. After the shares are transferred to the ESOP, the Company Stock Fund shall cease to be an Investment Fund under this Plan.
Article X
Payment of Account Balances
          Section 10.01. Retirement, Disability or Death. If a Participant terminates employment due to Retirement or a Total and Permanent Disability, or dies while an Employee, the entire balances of such Participant’s Accounts as of such Participant’s Settlement Date (after any adjustments then required under this Plan) shall be vested and become distributable to such Participant or his or her Beneficiary, as the case may be, in accordance with Section 10.03.
          Section 10.02. Resignation or Dismissal. (a) If a Participant resigns, is dismissed from the employ of the Employers and the Affiliates before his or her Normal Retirement Age or otherwise incurs a separation from service, the vested balance of such Participant’s Accounts as of such Participant’s Settlement Date (after any adjustments then required under this Plan) shall become distributable to such Participant in accordance with Section 10.03. The vested balance in such Participant’s Employer Matching Contributions Account shall be determined by multiplying such balance by such Participant’s Vesting Percentage and the product thereof shall become distributable to such Participant in accordance with Section 10.03.
          (b) The computation of a Participant’s non-forfeitable percentage interest in his or her Accounts shall not be reduced as the result of any direct or indirect amendment to this Section. In the event that this Plan is amended to change or modify any vesting schedule, a Participant with a least three Years of Service as of the expiration date of the election period may elect to have his or her non-forfeitable percentage computed under this Plan without regard to such amendment. If a Participant fails to make such election, then such Participant shall be subject to the new vesting schedule. The Participant’s election period shall commence on the adoption date of the amendment and shall end 60 days after the latest of:
     (i) the adoption date of the amendment;
     (ii) the effective date of the amendment; or
     (iii) the date such Participant receives written notice of the amendment from the Employer or Committee.
Notwithstanding anything herein to the contrary, a Participant shall have a non-forfeitable interest in such Participant’s Account balances on the attainment of his or her Normal Retirement Age, Total and Permanent Disability or death, while an Employee.

          Section 10.03. Distribution Options. (a) Lump Sum Distribution. Subject to the conditions and limitations set forth in this paragraph (a) and Sections 10.04 and 10.05, the vested balances in a Participant’s Accounts will be distributed to such Participant or, in the case of such Participant’s death, to his or her Beneficiaries by payment in a lump sum (a “Lump Sum Distribution”). If the vested value of such Participant’s Account balances as of such Participant’s Settlement Date (or as of the date of any prior withdrawal) does not exceed $1,000, the balances in such Participant’s Accounts will be paid in a Lump Sum Distribution as soon as practicable after such Participant’s Settlement Date (after all adjustments, if any, then required under this Plan have been made).
          Participants who are terminated under a formal reduction in workforce or layoff program are allowed to continue to make loan repayments and are not subject to the involuntary cash out described in the paragraph above in this Section 10.03(a). However, once a Participant who is terminated under a formal reduction in workforce or layoff program defaults on a plan loan (as determined under Section 12.16 of this Plan) or fully repays all plan loans, and such Participant’s Account balance is $1,000 or less at that time, then this Plan shall distribute the Participant’s entire vested Account balance (in accordance with Section 12.13) as soon as practicable after such Participant’s Settlement Date (after all adjustments, if any, then required under this Plan have been made).
          Notwithstanding anything in this Section 10.03 of this Plan to the contrary, the value of a Participant’s vested Account balances shall be determined by including that portion of the Account balance that is attributable to rollover contributions (and earnings allocable thereto) within the meaning of Sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii), and 457(e)(16) of the Code.
          (b) Lump Sum Deferral Option. If the vested value of a Participant’s Account balances as of such Participant’s Settlement Date (or as of the date of any prior withdrawal) exceeds $1,000, such Participant may elect to receive payment of the balances in his or her Accounts as follows:
     (i) in a Lump Sum Distribution as set forth in paragraph (a) above as soon as practicable after such Participant’s Settlement Date; or
     (ii) in a lump sum at any time after his or her termination, provided any distribution must satisfy Section 10.04(b) (a “Lump Sum Deferral Option”).
If such Participant fails to make an election under clauses (i) or (ii) above, such Participant shall be deemed to have elected a Lump Sum Deferral Option under clause (ii). There shall be no immediate distribution of a Participant’s Account balances when his or her vested Account balances exceed $1,000 in the aggregate. A Participant’s Account balances are immediately distributable if any part of the Account balances may be distributed to such Participant before the later of Normal Retirement Age or age 62. However, this paragraph (b) shall not be applicable after the death of a Participant.

          If a Participant elects to retain the balances in his or her Accounts in this Plan under a Lump Sum Deferral Option, such Participant shall be entitled to make transfers between Investment Funds but shall not be entitled to make After-Tax Contributions, to have Pre-Tax Contributions made on his or her behalf, to receive withdrawals or periodic distributions as provided in Article XI or to obtain a loan under Article XII. If such Participant elects a Lump Sum Deferral Option and dies prior to receipt of the balances in his or her Accounts, the Accounts of such Participant shall be distributed in a single lump sum to his or her Beneficiary as soon as practicable after the death of such Participant. Upon termination of a Lump Sum Deferral Option, in lieu of payment in a lump sum and subject to the provisions of paragraph (c) below, the Participant may elect the Installment Payout Option.
          (c) Installment Payout Option. Subject to the conditions and limitations set forth in this paragraph (c) and in Sections 10.04 and 10.05, if (i) a Participant retires while an Employee with an entitlement to receive an Employer or an Affiliate pension benefit (as determined under the terms of the pension plan in which such Participant participates) and (ii) the lump sum value of the Participant’s Account balances as of such Participant’s Settlement Date exceeds $1,000, such Participant may direct that the value of the balances in his or her Accounts be distributed in monthly, quarterly or annual installments from this Plan over a number of years up to the lesser of 20 years (30 years with respect to a Cytec Account) or the life expectancy of such Participant on the date the installments commence; provided, however, that in no event shall installment payments under this paragraph (c) begin after such Participant’s attainment of age 65 or, if later, his or her retirement date, even if such Participant had previously elected a Lump Sum Deferral Option. The amount of the payments for the first calendar year in which such installment payments shall commence shall be determined by dividing the value of such Participant’s Accounts, determined as of such Participant’s Settlement Date, by the number of remaining calendar years. For each subsequent calendar year, the amount of the payments shall be determined at the beginning of each calendar year by dividing the value of the balances of such Participant’s Accounts, determined as of the last day of the previous calendar year, by the number of remaining calendar years. If a Participant dies prior to the receipt of the entire balance of his or her Accounts under this Plan pursuant to this paragraph (c), the remaining account balances shall be payable in a single lump sum to his or her Beneficiary as soon as practicable after the death of such Participant.
          If a Participant elects the Installment Payout Option, such Participant shall be entitled to make transfers between Investment Funds but shall not be entitled to make After-Tax Contributions or to have Pre-Tax Contributions made on his or her behalf, to receive withdrawals or periodic distributions as provided in Article XI or to obtain a loan under Article XII. Once each Plan Year, a Participant who is receiving payments under the Installment Payout Option may elect to withdraw all or any portion of his or her Account balances under this Plan; provided, however, that if the remaining Account balances immediately after such withdrawal do not equal or exceed $1,000, the remaining Account balances shall be distributed to the Participant in a lump sum.
          Effective January 1, 2003, Participants may no longer elect to receive an Installment Payout Option under this Section. However, payments will continue to be paid pursuant to an Installment Payout Option filed with the Committee prior to January 1, 2003.

          (d) Life Expectancy Payout Option. Subject to the conditions and limitations set forth below and in Sections 10.04 and 10.05, if (i) a Participant retires while an Employee on or after a date determined by the Committee with an entitlement to receive an Employer or an Affiliate pension benefit (as determined under the terms of the pension plan in which such Participant participates), and (ii) the vested value of such Participant’s Account balances exceeds $1,000 as of such Participant’s Settlement Date, such Participant may elect to receive payment of his or her Account balances in the form of a Life Expectancy Payout Option, even if such Participant had previously elected a Lump Sum Deferral Option. Under the Life Expectancy Payout Option, the Account balances of such Participant will be distributed to such Participant over a period equal to the life expectancy of such Participant in monthly, quarterly or annual installments; provided, however, that in no event shall installment payments under this paragraph (d) begin after such Participant’s attainment of age 65 or, if later, his or her retirement date, even if such Participant had previously elected a Lump Sum Deferral Option.
          The amount of the payment for each Plan Year shall be determined at the beginning of each Plan Year by dividing the vested value of the balances of the relevant Participant’s Accounts determined as of the last day of the previous Plan Year by the life expectancy of such Participant, which shall be recalculated annually as of the last day of each Plan Year. If such Participant predeceases his or her designated Beneficiary, the remaining Account balances shall be payable to the designated Beneficiary in a single lump sum as soon as practicable after the death of such Participant. The life expectancy of such Participant shall be determined by the qualified actuary for the Corporation’s qualified pension plan, and the qualified actuary’s determination shall be final and binding on all parties.
          If a Participant elects the Life Expectancy Payout Option, such Participant shall be entitled to make transfers between Investment Funds but shall not be entitled to make After-Tax Contributions or to have Pre-Tax Contributions made on his or her behalf, to receive withdrawals or periodic distributions as provided in Article XI or to obtain a loan under Article XII. Once each Plan Year, a Participant who is receiving payments under the Life Expectancy Payout Option may elect to withdraw all or any portion of his or her Account balances under this Plan; provided, however, that if the remaining Account balances immediately after such withdrawal do not equal or exceed $1,000, the remaining Account balances shall be distributed to such Participant in a lump sum. In addition, a Cytec Employee may elect, with respect to his or her Cytec Account, to have such Account used to purchase a non-transferable single life annuity contract or a 50% joint and survivor annuity contract from an insurance company selected by the Committee.
          Effective January 1, 2003, Participants may no longer elect to receive a Life Expectancy Payout Option under this Section. However, payments will continue to be paid pursuant to a Life Expectancy Payout Option filed with the Committee prior to January 1, 2003.
          (e) Cytec Account Annuities. Each Cytec Employee may elect, with respect to his or her Cytec Accounts, to use the balance of such Cytec Accounts to purchase a non-transferable single life annuity contract or a 50% joint and survivor annuity contract from an insurance company selected by the Committee.

          Effective January 1, 2003, Cytec Employees may no longer elect to receive an annuity under this Section. However, annuity payments will continue to be paid pursuant to an annuity election filed by a Cytec Employee with the Committee prior to January 1, 2003.
          (f) Any distribution to a Participant who has a vested benefit which exceeds, or has ever exceeded, $1,000 at the time of any prior distribution shall require such Participant’s consent if such distribution commences prior to the time benefits must commence to be paid pursuant to Section 10.04(b). With regard to this required consent:
     (i) notice of the rights specified under this paragraph (e) shall be provided no less than 30 days and no more than 90 days before the first day on which all events have occurred which entitle such Participant to such benefit; and
     (ii) written consent of such Participant to the distribution may not be made before such Participant receives the notice and may not be made more than 90 days before the first day on which all events have occurred which entitle such Participant to such benefit;
provided, however, that notwithstanding the foregoing, if a distribution is one to which Sections 401(a)(11) and 417 of the Code do not apply, such distribution may commence less than 30 days after the required notice is given if, but only if, (A) the Committee clearly informs such Participant that such Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and (B) such Participant, after receiving the notice, affirmatively elects a distribution.
          (g) Partial Distribution. Three times each calendar year, a terminated Participant may elect to withdraw up to the vested balance of any of his or her Accounts. The minimum withdrawal shall be the lesser of $500 and the entire vested balance of the relevant Account. Withdrawals from the Accounts shall be made in the accordance with Plan administrative procedures.
          Section 10.04. Limitations on Distributions. (a) Unless a Participant elects otherwise, or if deemed to have elected otherwise pursuant to Section 10.03(b), payment of benefits under this Plan to a Participant shall not commence later than the 60th day after the latest of the end of the Plan Year during which:
     (i) such Participant attains age 65 years;
     (ii) the tenth anniversary of the date on which such Participant’s participation in this Plan occurs; or
     (iii) such Participant’s employment with the Employers and Affiliates terminates.
          (b) Notwithstanding any provision in this Plan to the contrary, the distribution of a Participant’s benefits shall be made in accordance with the following requirements and shall otherwise comply with Section 401(a)(9) of the Code and the Regulations thereunder (including Regulation Section 1.401(a)(9)-2):
     (i) a Participant’s benefits shall be distributed to him or her not later than April 1 of the calendar year following the calendar year in which such Participant attains age 70 1/2 or, alternatively, distributions to a Participant must begin no later than the April 1st as determined under the preceding sentence and must be made over the life expectancy of such Participant (or the life expectancies of such Participant and his or her designated Beneficiaries) in accordance with the Regulations; and
     (ii) distributions to such Participant and his or her Beneficiaries shall only be made in accordance with the incidental death benefit requirements of Section 401(a)(9)(G) of the Code and the Regulations thereunder;
provided, however, that with respect to any Participant who attains age 70 1/2 after 1998 (other than an “owner” within the meaning of Section 318 of the Code), benefits shall not be paid or begin prior to such Participant’s termination of employment with all Employers and Affiliates but, except to the extent otherwise required by Section 401(a)(9) of the Code, this Plan shall not preclude such Participant from receiving benefits in any of the same optional forms (except for the difference in the timing of the commencement of payments) that would have been available to such Participant hereunder if such Participant retired in the calendar year in which he or she attained the age 70 1/2.
          (c) Minimum Required Distributions under Section 401(a)(9) of the Code.
(i)	General Rules.
(1)	Effective Date. This Section will apply for purposes of determining required minimum distributions for calendar years beginning with the 2003 calendar year.

(2)	Precedence. The requirements of this Section will take precedence over any inconsistent provisions of this Plan.

(3)	Requirements of Regulations Incorporated. All distributions required under this Section will be determined and made in accordance with the Regulations under Section 401(a)(9) of the Code.

(4)	TEFRA Section 242(b)(2) Elections. Notwithstanding the other provisions of this Section, distributions may be made under a designation made before January 1, 1984, in accordance with Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (“TEFRA”) and the provisions of this Plan that relate to Section 242(b)(2) of TEFRA.

(ii)	Time and Manner of Distribution.
(1)	Required Beginning Date. The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s required beginning date.
(2)	Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant’s entire interest will be distributed as a lump sum as soon as practicable after the Participant’s death.
(iii)	Required Minimum Distributions During Participant’s Lifetime.
(1)	Amount of Required Minimum Distribution For Each Distribution Calendar Year. During the Participant’s lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:
(A)	the quotient obtained by dividing the Participant’s account balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Regulations, using the Participant’s age as of the Participant’s birthday in the distribution calendar year; or

(B)	if the Participant’s sole designated beneficiary for the distribution calendar year is the Participant’s spouse, the quotient obtained by dividing the Participant’s account balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Regulations, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the distribution calendar year.
(2)	Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death. Required minimum distributions will be determined under this section (iii) beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant’s date of death.
(iv)	Required Minimum Distributions After Participant’s Death.
(1)	Death On or After Date Distributions Begin. If the Participant dies on or after the date distributions have begun to be paid, the remaining Account balances shall be distributed to the Participant’s beneficiary as soon as practicable after the Participant’s death in a lump sum.
(2)	Death Before Date Distributions Begin. If the Participant dies before the date distributions have begun to be paid, the remaining Account balances shall be distributed to the Participant’s beneficiary as soon as practicable after the Participant’s death in a lump sum.

(3)	Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the Participant dies before the date distributions begin, the Participant’s surviving spouse is the Participant’s sole designated beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under this Section, this section (iv) will apply as if the surviving spouse were the Participant.
(v)	Definitions.
(1)	Designated Beneficiary. The individual who is designated as the beneficiary under Section 10.05 of this Plan and is the designated beneficiary under Section 401(a)(9) of the Code and Section 1.401(a)(9)-1, Q&A-4, of the Regulations.

(2)	Distribution Calendar Year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant’s required beginning date. The required minimum distribution for the Participant’s first distribution calendar year will be made on or before the Participant’s required beginning date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant’s required beginning date occurs, will be made on or before December 31 of that distribution calendar year.

(3)	Life Expectancy. Life expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Regulations.

(4)	Participant’s Account Balances. The Account balances as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the Account balances as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The Account balances for the valuation calendar year includes any amounts rolled over or transferred to this Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

(5)	Required Beginning Date. The required beginning date is April 1 of the calendar year following the later of (i) the calendar year in which the Participant attains age 70 1/2 or (ii) the calendar year in which the

Participant retires, except that clause (ii) shall not apply to a Five Percent Owner.
          (d) For purposes of this Section 10.04, the life expectancy of a Participant and a Participant’s spouse may, at the election of such Participant or such Participant’s spouse, respectively, be redetermined in accordance with the Regulations; provided, however, that any such election, once made, shall be irrevocable. If no election is made by the time distributions must commence, then the life expectancy of such Participant and such Participant’s spouse shall not be subject to recalculation.
          (e) If a distribution is made at a time when a Participant is not fully vested in any of his or her Accounts and such Participant may increase the vested percentage in such Account:
     (i) a separate account shall be established for such Participant’s interest in this Plan as of the time of the distribution; and
     (ii) at any relevant time, such Participant’s vested portion of the separate account shall equal:

P(AB + (R x D)) – (R x D), where

P	=	the vested percentage at the relevant time,
AB	=	the account balance at the relevant time,
D	=	the amount of distribution and
R	=	the ratio of the account balance at the relevant time to the account balance after distribution.
          Section 10.05. Designation of Beneficiaries. (a) Each Participant may, from time to time, designate any person or persons (who may be designated concurrently, contingently or successively) to whom any benefits payable on behalf of such Participant are to be distributed if such Participant dies before he or she receives all of his or her benefits. Such Beneficiary designation shall also be effective if a Participant dies after such Participant’s Settlement Date but prior to distribution of all of the balances of his or her Accounts. A Beneficiary designation shall be effective only when it is signed, dated and filed with the Committee while the Participant is alive and will cancel all beneficiary forms previously signed and filed by such Participant.
          (b) In the event of the death of a Participant prior to distribution of the balances of such Participant’s Accounts pursuant to Section 10.03, if such Participant was married on the date of his or her death, the balances in such Participant’s Accounts will be distributed by payment in a lump sum to the surviving spouse unless such Participant had made a Qualified Election prior to his or her death, in which event payment shall be made in a lump sum to or for the benefit of such Participant’s Beneficiaries.
          (c) For purposes of this Plan, a “Qualified Election” means, with respect to any Participant, an election made by such Participant (on forms provided by and filed with the

Committee) providing that the balances of such Participant’s Accounts will not be distributed in full to the surviving spouse, and:
     (i) the spouse of such Participant consents in writing to such Qualified Election (witnessed by a Plan representative or a notary public) and the designation of the applicable Beneficiary (which may not be changed without spousal consent) and acknowledges the effect of such election on forms provided by and filed with the Committee and; or
     (ii) it is established that there is no spouse, the spouse cannot be located or there exists such other circumstances as may be provided by the Regulations prescribed by the Code.
Any Qualified Election consented to by a spouse pursuant to this paragraph (c) shall be irrevocable and shall be effective only with respect to such spouse. A Qualified Election may be revoked but not changed by such Participant without consent of such Participant’s spouse in accordance with this paragraph (c).
          (d) If a Participant fails to designate a Beneficiary or if the designated Beneficiary predeceases such Participant, for purposes of this Plan it shall be conclusively presumed that such Participant intended to and did designate as the Beneficiary (i) his or her surviving spouse or (ii) in the event that such Participant has no surviving spouse, his or her estate.
          Section 10.06. Forfeitures. (a) For purposes of this Plan, “Forfeiture” shall mean that portion of a Participant’s Employer Matching Contributions Account, if any, that is not vested, and occurs on the earlier of the last day of the Plan Year in which such Participant incurs five consecutive One Year Breaks in Service or receives the distribution of the entire vested balances of his or her Accounts.
          (b) As of each Accounting Date, any amounts which became Forfeitures since the last Accounting Date shall first be made available to reinstate previously forfeited account balances of former Participants, if any, in accordance with paragraph (c) below. The remaining Forfeitures, if any, shall be applied to reduce the Employer Matching Contributions in accordance with Section 4.02 for the Plan Year in which such Forfeiture occurs.
     (c)(i) If any former Participant shall be reemployed by an Employer or an Affiliate before a One Year Break in Service occurs, such Participant shall continue to participate in this Plan in the same manner as if such termination had not occurred and any Forfeitures shall be reinstated pursuant to clause (ii) below.
     (ii) If any former Participant shall be reemployed by an Employer or an Affiliate before five consecutive One Year Breaks in Service, and such former Participant received a distribution of the vested balances of his or her Accounts prior to reemployment, any amounts which became Forfeitures shall be reinstated if, but only if, such Participant repays the full amount distributed to him or her before the earlier of five years after the first date on which such Participant is subsequently reemployed by an Employer or an Affiliate or the close of the first period of five consecutive One Year Breaks in Service commencing after the distribution. In the event that such former Participant does repay the full amount distributed to him or her, the undistributed portion of such Participant’s Employer Matching Contributions Account shall be restored in full, unadjusted by any gains or losses occurring subsequent to the Accounting Date coinciding with or preceding such Participant’s termination. The source for such reinstatement shall first be any Forfeitures of other Participants occurring during the year in which such Participant’s Employer Matching Contributions Account is reinstated. If such source is insufficient, then such Participant’s Employer shall contribute an amount which is sufficient to restore any such forfeited Employer Matching Contributions Accounts.
     (iii) If any former Participant is reemployed after a One Year Break in Service has occurred, Years of Service shall include Years of Service prior to his One Year Break in Service, subject to the following rules:
(A)	if a former Participant has a One Year Break in Service, such Participant’s pre-break and post-break service shall be used for computing Years of Service for eligibility and for vesting purposes only after such Participant has been employed for one Year of Service following the date of his or her reemployment with an Employer;

(B)	any former Participant who under this Plan does not have a non-forfeitable right to any interest in this Plan resulting from Employer contributions shall lose credits otherwise allowable under clause (A) above if such Participant’s consecutive One Year Breaks in Service equal or exceed the greater of (x) five and (y) the aggregate number of such Participant’s pre-break Years of Service;

(C)	after five consecutive One Year Breaks in Service, a former Participant’s vested Employer Matching Contributions Account balance attributable to pre-break service shall not be increased as a result of post-break service;

(D)	if a former Participant who has not had his or her Years of Service before a One Year Break in Service disregarded pursuant to clause (B) above completes one Year of Service for eligibility purposes following his or her reemployment with an Employer, such Participant shall participate in this Plan retroactively from the date of reemployment; and

(E)	if a former Participant who has not had his or her Years of Service before a One Year Break in Service disregarded pursuant to clause (B) above completes a Year of Service (a One Year Break in Service previously occurred, but employment had not terminated), such Participant shall participate in this Plan retroactively from the first day of the Plan Year during which such Participant completes one Year of Service.
          (d) Subject to the foregoing provisions of this Section 10.06, if (i) a Participant elects the Lump Sum Deferral Option pursuant to Section 10.03(b), (ii) such Participant (or his or her Beneficiary) has not requested distribution of the balances of such Participant’s Accounts on or before the date such Participant would have attained age 65 and (iii) such Participant cannot be located by the Corporation, then the balances in such Participant’s Accounts may be forfeited at the end of a Plan Year and shall be applied to reduce the Employer Matching Contributions in accordance with Section 4.02 at the Accounting Date which occurs at the end of such Plan Year. Any such Participant (or his or her Beneficiary) who subsequently requests a distribution of the balances of such Participant’s Accounts shall have his or her Accounts restored by the Corporation based upon the balances in such Accounts on the Accounting Date on which such Forfeiture occurred, unadjusted by any subsequent gains or losses.
          Section 10.07. Payment of Distribution Directly to Eligible Retirement Plan. Notwithstanding any provision of this Plan to the contrary that would otherwise limit a Distributee’s election under this Section 10.07, a Distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover. For purposes of this Section:
     (a) “Eligible Rollover Distribution” means, with respect to any Distributee, any distribution of all or any portion of the balance of an Account to the credit of such Distributee; provided, however, that an “Eligible Rollover Distribution” does not include (i) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of such Distributee or the joint lives (or joint life expectancies) of such Distributee and such Distributee’s designated beneficiary, or for a specified period of ten years or more, (ii) any distribution to the extent such distribution is required under Section 401(a)(9) of the Code, (iii) the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to Employer securities) or (iv) a hardship distribution described in Section 401(k)(2)(B)(i)(IV) of the Code;
     (b) “Eligible Retirement Plan” means, with respect to any Distributee, an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code or a qualified trust described in Section 401(a) of the Code, in each case, that accepts such Distributee’s Eligible Rollover Distribution; provided, however, that in the case of an Eligible Rollover Distribution to a surviving spouse, “Eligible Retirement Plan” means an individual retirement account or individual retirement annuity;
     (c) “Distributee” means (i) a Participant or former Participant, (ii) the surviving spouse of a Participant or former Participant and (iii) with respect to the interest of a spouse or former spouse of a Participant or former Participant who is the alternate payee under a “qualified domestic relations order” (as defined in Section 414(p) of the Code), such spouse or former spouse; and
     (d) “Direct Rollover” means a payment by this Plan to the Eligible Retirement Plan specified by a Distributee.

          Section 10.08. Qualified Domestic Relations Order Distribution. All rights and benefits, including elections, provided to a Participant in this Plan shall be subject to the rights afforded to any alternate payee under a “qualified domestic relations order.” Furthermore, a distribution to an alternate payee shall be permitted if such distribution is authorized by a qualified domestic relations order, even if the affected Participant has not separated from service and has not reached the “earliest retirement age” under this Plan. For purposes of this Section 10.08, “alternate payee,” “qualified domestic relations order” and “earliest retirement age” shall have the meaning set forth under Section 414(p) of the Code.
Article XI
In-Service Withdrawals
          Section 11.01. General Withdrawals by Participants. Three times each calendar year, a Participant who is an Employee may elect to withdraw up to (a) the balance of his or her Rollover Account and all earnings credited to such Rollover Account and (b) the vested balance of his or her After-Tax Supplemental Contributions Account, Historical Employer Matching Contributions Account, Cytec Accounts (excluding any Cytec Account designated as a “Pre-Tax Account”) and After-Tax Matched Contributions Account; provided, however, that, with respect to such Participant’s After-Tax Matched Contributions Account, such amounts have been in this Plan for at least two years. The minimum withdrawal shall be the lesser of $500 and the entire vested balance of the relevant Account. Withdrawals from the Accounts of a Participant specified in clause (b) above shall be made in the order established by Plan administrative procedures. Notwithstanding anything contained in this Section 11.01 to the contrary, any withdrawals during a calendar year pursuant to Section 11.02 shall be considered to be withdrawals under this Section 11.01 for purposes of the requirement that withdrawals be made no more than three times each calendar year.
          Section 11.02. Periodic Distributions. Three times each calendar year, a Participant who is an Employee and age 59 1/2 or older may elect to withdraw up to the vested balance of any of his or her Accounts other than his or her Employer Matching Contributions Account; provided, however, that, with respect to such Participant’s After-Tax Matched Contributions Account, such amounts have been in this Plan for at least two years. The minimum withdrawal shall be the lesser of $500 and the entire balance of the relevant Account. Notwithstanding anything contained in this Section 11.02 to the contrary, any withdrawals during a calendar year pursuant to Section 11.01 shall be considered to be withdrawals under this Section 11.02 for purposes of the requirement that withdrawals be made no more than three times each calendar year. Except as provided above, withdrawals and distributions from a Participant’s Pre-Tax Contributions Accounts, Rollover Account and Employer Matching Contributions Account shall be prohibited until the earlier of such Participant’s retirement, death, disability or separation from service.
          Section 11.03. Form of Withdrawals. Withdrawals shall be in the form of a lump sum, except to the extent a Participant elects to receive Installment Payments pursuant to Section 10.03.

          Section 11.04 Charging and Allocations of Withdrawals and Periodic Distributions. All withdrawals under Sections 11.01 and 11.02 shall be charged to the proper Accounts of the Participant and taken from his or her interests in the Investment Funds as directed by such Participant.
Article XII
Loans
          Section 12.01. Loans. The Committee, or its delegate, may, in its sole discretion, direct the Trustee to loan a Participant who is an Employee amounts from any of such Participant’s Accounts (to the extent vested); provided, however, that all loans (including the amount thereof) shall be subject to all of the terms, conditions, requirements and limitations specified in this Article XII. It is intended that all loans made to participants under this Article XII shall meet the requirements of Section 72(p) of the Code and Department of Labor Regulation 2550.408b.
          Section 12.02. Loan Administration. The loan provisions of this Plan shall be administered by the Committee, which shall establish the terms and conditions generally applicable to loans made under this Plan. The Committee is authorized to delegate to a committee or Employees the authority to review loan applications, execute loan agreements and collect loan payments. The Committee is also authorized to:
     (a) adopt such rules and regulations as it deems necessary for the proper and efficient administration of loans under this Plan, including such adjustments to the accounting provisions of this Plan as it deems necessary and advisable to facilitate accounting for loans under this Plan;
     (b) establish standards which shall be used to determine if a loan application should be approved;
     (c) prescribe the forms to be used in administering the loan provisions of this Plan;
     (d) determine how the interest rate to be charged on outstanding loans is to be calculated and when the rate to be charged for new loans is to be changed;
     (e) determine, from time to time, the minimum loan amount (which shall not be less than $1,000);
     (f) employ agents, attorneys, accountants and other persons to properly and efficiently administer the loan provisions of this Plan and to collect outstanding loans; and
     (g) take all other actions necessary or advisable to carry out the provisions of this Article XII.

          Section 12.03. Loan Eligibility. Only those Participants who are Employees shall be eligible to submit loan applications or to obtain a loan. Additionally, Participants who are on a paid leave of absence from the Employer are eligible to submit loan applications to obtain a loan. Notwithstanding anything in this Article XII to the contrary, Participants who are on unpaid leave of absence or military leave of absence are not eligible to submit loan applications to obtain a new loan.
          Section 12.04. Loan Application. The Committee shall set procedures by which Participants may apply for a loan and by which loans shall be approved. Only three loans per Participant may be outstanding at any time. All loan applications are to be considered on a reasonably equivalent basis, and in making such loans the Committee should consider only those factors which would be considered in a normal commercial setting by a person in the business of making similar types of loans.
          Section 12.05. Terms and Conditions of Loans. From time to time the Committee shall establish rules governing the making of loans, including the minimum amount for which a loan shall be made (which shall not be less than $1,000) and the terms and conditions of repayment of principal and interest. Such rules shall be uniformly applied to all similarly situated Participants. Each loan shall be evidenced by a promissory note in a form approved by the Committee, shall provide for a reasonable annual rate of interest and shall be adequately secured.
          Section 12.06. Maximum Loan. The maximum aggregate amount for which loans may be made to any Participant shall be the lesser of the following amounts:
     (a) 50% of the vested balances in such Participant’s Accounts; or
     (b) $50,000, reduced by the amount (if any) by which (i) the highest outstanding balance of such Participant’s loans from this Plan (and all other plans of the Employers and Affiliates) during the one year period ending on the day before the date on which such loan is to be made exceeds (ii) the outstanding balance of such Participant’s loans from this Plan on the date the loan is made.
The foregoing loan limit shall apply only at the time the loan is made. The Committee shall also establish guidelines relating to the ability of Participants to repay loans, which shall determine the maximum amount of any loan which can be made to any Participant.
          Section 12.07. Interest. Each loan shall bear interest at a reasonable rate to be fixed by the Committee. In determining the interest rate, the Committee shall provide this Plan with a return commensurate with the interest rates charged by persons in the business of lending money for loans which would be made under similar circumstances. Interest rates shall be fixed for the term of the loan at the time the loan is made, and the Committee shall determine periodically, but not less often than annually, the interest rate to be charged on new loans. Notwithstanding anything in this Section 12.07 to the contrary, consistent with the requirements under the Servicemembers Civil Relief Act, any loan outstanding at the time a Participant enters military service (as defined under the Servicemembers Civil Relief Act) shall be charged a rate of interest of no more than 6% compounded annually during such period of military service, which shall end on the date on which the Participant is released from military service or dies while in military service. To obtain this 6% rate, the Participant must provide this Plan with written notice and a copy of the military orders calling the Participant to military service. Upon receipt of written notice and a copy of orders calling a Participant to military service, this Plan shall reduce the rate of interest on the Participant’s loan(s) to 6% effective as of the date on which the Participant is called to military service.
          Section 12.08. Terms of Loan and Repayment. (a) The Committee, or its delegate, shall review each loan application in accordance with the provisions of this Plan and decide whether or not the relevant loan shall be approved. The decision of the Committee, or its delegate, regarding the approval or rejection of a loan application shall be final and binding on all parties. The period of repayment for any loan shall be determined by mutual agreement between the Committee, or its delegate, and the Participant, but such period shall in no event exceed 60 months (plus the period that such Participant was on a leave of absence due to performing service in the uniformed services as provided for under Section 12.19).
          (b) Each loan to a Participant must be adequately secured. A Participant’s vested balance in this Plan is the only collateral which may be used as security for a loan.
          (c) Loan payments shall be required to be made through payroll deductions and each Participant shall be required to execute irrevocable authorization forms authorizing the Employers to deduct the loan payments from such Participant’s wages or salary, which amounts shall be transmitted to the Trustee and applied against the outstanding loan balance. A Participant may prepay the entire outstanding unpaid principal balance on any loan (and all remaining interest due thereon) other than by payroll deduction at any time without penalty. If a Participant is not receiving wages or a salary from the Employer, repayment of any loan to such Participant shall be made in accordance with the terms and procedures established by the Committee.
          (d) Loan repayments will be suspended under this Plan as permitted by Section 414(u)(4) of the Code.
          Section 12.09. Risk of Loss. To insure the loan program does not place other Participants at risk with respect to their interest in this Plan, the Committee may administer any Participant’s loan as a Participant directed investment of that portion of the vested balances of such Participant’s Accounts and, as such, may charge any expenses related to issuing, maintaining or collecting such loan to such Participant’s Accounts.
          Section 12.10. Source of Loan Funds. Loans to a Participant may be made from any of such Participant’s Accounts (to the extent vested); provided, however, that notwithstanding anything contained in this Plan to the contrary, Company Stock held in a Participant’s Account may not under any circumstances be sold to fund a loan.
          Section 12.11. Debiting of Accounts. Accounts of a Participant shall be debited to satisfy a loan request in the order established by Plan administrative procedures. If a Participant has Account balances in more than one of the Investment Funds, such Investment Funds shall be reduced in the manner established by Plan administrative procedures, except that balances invested in Company Stock will not be sold to fund a loan or distributed as a loan. Company Stock may, however, be used as security for a loan.
          Section 12.12. Accounting for Loans. Any loan made to a Participant from any of such Participant’s Accounts specified in Section 12.11 shall be made by liquidating and converting to cash the appropriate Accounts and Investment Funds (other than Company Stock). A “Loan Account” shall then be established for such Participant, which shall reflect the outstanding unpaid balance of the loan from time to time. Repayments towards such loan shall be separated into principal and interest payments. Principal and interest payments shall be debited against such Participant’s Loan Account and credited to such Participant’s Accounts in the order established by Plan administrative procedures. Principal and interest payments credited to such Participant’s Accounts shall be invested in Investment Funds in accordance with such Participant’s current investment election with respect to new deposits or, if such Participant does not have a current investment election, in the Guaranteed Income Fund.
          Section 12.13. Distributions While Loan Balance is Outstanding. (a) When a final distribution is made with respect to a Participant who has an outstanding loan balance, such Participant (or his or her Beneficiaries) shall receive a distribution equal to (i) the vested balances in such Participant’s Accounts minus (ii) any balance in such Participant’s Loan Account plus accrued and unpaid interest through the date of distribution. In addition, such Participant’s promissory note shall be delivered to such Participant (or his or her Beneficiaries) and the balance in such Participant’s Loan Account shall be reduced to zero.
          (b) If a Participant who has an outstanding loan balance elects a Lump Sum Distribution, a Lump Sum Deferral Option, an Installment Payout Option or a Life Expectancy Payout Option, the entire outstanding unpaid principal amount of all loans plus accrued and unpaid interest must be extinguished prior to such Participant’s Settlement Date. If such Participant does not pay the entire outstanding unpaid principal amount of all loans plus accrued and unpaid interest in cash prior to his or her Settlement Date, such Participant’s promissory note shall be delivered to him or her (or his or her Beneficiaries) and the balance in such Participant’s Loan Account shall be reduced to zero; provided, however, that none of such Participant’s Accounts shall be credited in connection with such reduction in the balance of such Participant’s Loan Account.
          (c) In no event shall any Participant, Beneficiary or any other person be paid in cash or property (other than the promissory note of the relevant Participant) an amount attributable to a balance in such Participant’s Loan Account.
          Section 12.14. Unpaid Balances at End of Sixty-Month Period. Except as provided under Section 12.19, in the event that any principal or interest on any loan remains outstanding at the end of 60 months, the Committee or its delegate shall declare the remaining unpaid loan balance to be a taxable distribution from this Plan for purposes of Section 72(p) of the Code. If the outstanding loan balance is subsequently repaid, the principal payments shall be credited as provided in Section 12.12. For all other purposes, the remaining unpaid loan balance shall remain a legal obligation of the Participant, and the Trustee and the Committee shall take all necessary action to ensure its collection.
          Section 12.15. Hardship Withdrawal in Bankruptcy. Upon an Adjudication of Bankruptcy with respect to any Participant that has an outstanding loan, the Committee, or its delegate, shall determine if such Adjudication of Bankruptcy has caused such Participant to incur a hardship. If the Committee or its delegate, in its sole discretion, determines that a hardship (within the meaning of Section 401(k)(2)(B) of the Code) exists for such Participant, the Committee or its delegate shall declare a hardship distribution, such Participant’s promissory note shall be delivered to him or her (or his or her Beneficiaries) and the balance in such Participant’s Loan Account shall be reduced to zero; provided, however, that none of such Participant’s Accounts shall be credited in connection with such reduction in the balance of such Participant’s Loan Account. For purposes of this Plan, an “Adjudication of Bankruptcy” means, with respect to any Participant, the earliest of the following to occur:
     (a) an entry of an order for relief with respect to such Participant under the United States Bankruptcy Code, as amended; or
     (b) the filing of a petition against such Participant in an involuntary case under the United States Bankruptcy Code, as amended.
          Section 12.16. Default. The Committee will treat a loan to any Participant as in default if any scheduled payment remains unpaid more than 90 days. If a loan is required to be treated as in default hereunder, the entire outstanding principal amount of such loan and accrued and unpaid interest thereon shall automatically become immediately due and payable on demand. To the extent a distribution to a Participant whose loan is required to be treated as in default hereunder is permissible under this Plan, the Committee will, as soon as practicable after such loan is required to be treated as in default hereunder, reduce the vested balances in such Participant’s Accounts by the lesser of (a) the outstanding principal amount of such loan plus accrued and unpaid interest thereon and (b) the aggregate vested balances in such Participant’s Accounts. To the extent a distribution to a Participant whose loan is required to be treated as in default hereunder is not permissible under this Plan, such Participant may be treated as having a deemed taxable distribution in an amount equal to the outstanding principal amount of such loan plus accrued and unpaid interest thereon and the Committee will treat the promissory note as repaid to the extent of, and after making, any permissible offset or deemed distribution.
          Section 12.17. Reductions in Force. Notwithstanding anything to the contrary contained in this Article XII, in the event that a Participant’s employment is involuntarily terminated on or after November 16, 1998 by an Employer (other than for cause) as part of a formal reduction in force or a layoff program, the term of such Participant’s loan shall not be accelerated by reason of such termination of employment and, thereafter, each monthly installment payment shall be due at the end of each month remaining in such term. This provision shall constitute a part of the terms and provisions of each loan; provided, however, that to the extent that this Section 12.17 constitutes a modification to an outstanding loan, it shall be effective with respect to such loan only if the requirements of Section 2550.408b-1 of the regulations of the Department of Labor are determined to have been complied with at the time of such modification.
          Section 12.18. Loan Expenses. Any expenses incurred or charged relating to administering, issuing, maintaining or collecting a Participant’s loan shall be charged to such Participant’s Accounts. The payment of such expenses by the Participant is a condition to the receipt of benefits under this Plan.
          Section 12.19. Performing Service in the Uniformed Services. Notwithstanding anything in this Section 12.19 to the contrary, this Article XII shall be applied in accordance with the requirements under Section 414(u) of the Code. If this Plan suspends repayments for any part of a period during which the Participant is performing service in the uniformed services (as defined in Chapter 43 of Title 38 of the United States Code), whether or not qualified military service (as defined under Section 414(u)(5) of the Code), the suspension will not cause the loan to be deemed distributed under Section 72(p) of the Code. However, the loan will not satisfy the repayment term requirement and level amortization requirement of Section 72(p)(2) of the Code unless the loan repayments resume upon the completion of such period of performing service in the uniformed services and the loan is repaid thereafter by amortization in substantially level installments over a period that ends not later than the latest permissible term of the loan (which shall include the original term of the loan plus the period that such Participant was on a leave of absence due to performing service in the uniformed services).
          Upon resuming active employment after performing service in the uniformed services ends, the Participant shall have the following option with respect to the repayment of his or her outstanding loan balance (which shall include interest that accrued during such period of the military leave of absence and shall resume upon the Participant’s completion of performing service in the uniformed services):
     (a) continue the monthly installments with respect to the loan in the same amount as required prior to the military leave of absence and pay the full balance remaining at the end of the term of the loan; or
     (b) continue the monthly installments with respect to the loan in an increased amount to include the interest that accrued during the period that the Participant was on a military leave of absence, which shall be amortized in substantially level installments over the remaining term of the loan.
If the Participant who was on a military leave of absence fails to elect either option (a) or (b) above within 15 days after resuming active employment, then the Participant shall continue the monthly installments for his or her loan under option (b) above.

Article XIII
The Committee
          Section 13.01. Membership. The Committee shall consist of three or more members appointed by the Corporation.
          Section 13.02. Committee’s General Powers, Rights and Duties. The Committee, which is established by and derives its authority from the Corporation, is, as respects the rights and obligations of all parties with an interest in this Plan, given the powers, rights and duties specifically stated elsewhere in this Plan, the Trust Agreement or any other document, and in addition is given the power, right and duty to:
     (a) determine all questions arising under this Plan, including the power to determine the rights or eligibility of Employees or Participants and any other persons, and the amounts of their benefits under this Plan, and to remedy ambiguities, inconsistencies or omissions;
     (b) adopt such rules of procedure and regulations as in its opinion may be necessary for the proper and efficient administration of this Plan and as are consistent with this Plan and the Trust Agreement;
     (c) enforce this Plan in accordance with the terms of this Plan and the Trust Agreement and in accordance with any rules of procedure and regulations adopted by the Committee pursuant to clause (b) above;
     (d) direct the Trustee in connection with payments, distributions or loans from the Trust Fund in accordance with the provisions of this Plan;
     (e) furnish the Employers with such information as may be required by them for tax or other purposes in connection with this Plan; and
     (f) employ agents, attorneys, accountants or other persons (who also may be employed by any Employer or the Trustee), and allocate or delegate to them such powers, rights and duties as the Committee may consider necessary or advisable to properly carry out the administration of this Plan; provided, however, that such allocation or delegation and the acceptance thereof by such agents, attorneys, accountants or other persons are in writing.
          Section 13.03. Manner of Action. During any period in which two or more Committee members are acting, the following provisions apply where the context admits:
     (a) at all meetings of the Committee, a majority of the members of the Committee shall be necessary and sufficient to constitute a quorum for the transaction of business;

     (b) if a quorum shall not be present at any meeting of the Committee, the members of the Committee present thereat may adjourn the meeting from time to time (without notice other than announcement at the meeting) until a quorum shall be present;
     (c) a meeting of the Committee at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of members of the Committee; provided, however, that no action of the remaining members of the Committee shall constitute the act of the Committee;
     (d) an action or a decision of a majority of the members of the Committee shall be the act of the Committee;
     (e) any action required or permitted to be taken at any meeting of the Committee may be taken without a meeting if a majority of the members of the Committee consent thereto in writing;
     (f) members of the Committee may participate in a meeting of the Committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting;
     (g) any document to be signed by the Committee may be signed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument;
     (h) a Committee member may delegate any or all of his or her rights, powers, duties and discretion to any other Committee member, with the consent of the latter; provided, however, that such delegation and the acceptance thereof by such other Committee member are in writing;
     (i) if, because of the number qualified to act, there is an even division of opinion among the Committee members as to a matter, a disinterested party selected by the Committee shall decide the matter and such party’s decision shall control;
     (j) except as otherwise provided by Law, no member of the Committee shall be liable or responsible for an act or omission of the other Committee members in which the former has not concurred; and
     (k) a certificate signed by the Secretary of the Committee or a majority of the members of the Committee certifying that the Committee has taken or authorized any action shall be conclusive in favor of any person relying on such certificate.
          Section 13.04. Information Required by Committee. The Employers shall furnish the Committee with such data and information as the Committee may deem necessary or desirable in order to administer this Plan. The records of the Employers as to an Employee’s or Participant’s period of employment, termination of employment and the reason therefor, leave of absence, reemployment and earnings will be conclusive on all persons unless determined to the Committee’s satisfaction to be incorrect. Participants and other persons entitled to benefits under this Plan also shall furnish the Committee with such evidence, data or information as the Committee considers necessary or desirable to administer this Plan.
          Section 13.05. Committee Decision Final. Subject to applicable Law and the provisions of Section 13.06, any interpretation of the provisions of this Plan and any decision on any matter within the discretion of the Committee made by the Committee in good faith shall be binding on all persons. A misstatement or other mistake of fact shall be corrected when it becomes known and the Committee shall make such adjustment on account thereof as it considers equitable and practicable.
          Section 13.06. Review of Benefit Determinations. The Committee will provide notice in writing to any Participant, Beneficiary or other person whose claim for benefits under this Plan is denied and the Committee shall afford such Participant, Beneficiary or other person a full and fair review of its decision, if so requested.
          Section 13.07. Uniform Rules The Committee shall administer this Plan on a reasonable and nondiscriminatory basis and shall apply uniform rules to all Participants similarly situated.
Article XIV
Relating to the Employers
          Section 14.01. Action by Employers. Any action required or permitted of an Employer under this Plan shall be by resolution of its Board of Directors, by a duly authorized committee of its Board of Directors or by a person or persons authorized by resolution of its Board of Directors or duly authorized committee.
          Section 14.02. Additional Employers. Any Affiliate that is not an Employer may adopt this Plan and become an Employer under this Plan, with the consent of the Committee.
          Section 14.03. Restrictions as to Reversion of Trust Assets to Employers. An Employer contribution made based on a good faith mistake of fact or good faith mistake in determining the deductibility of the contribution or conditioned upon the initial qualification of this Plan shall be returned to the Employer within one year of the mistaken payment or disallowance of the deduction or denial of qualification, as the case may be. The amount returnable is the excess of the amount contributed over the amount that would have been contributed had there not occurred such mistaken payment or disallowance of the deduction or denial of qualification, as the case may be. However, earnings on the excess amount may not be so returned and any losses attributable to such amount shall reduce the amount returnable. Further, the amount returnable cannot cause the individual account of any Participant to be reduced to less than it would have been had such amount not been contributed.

Article XV
General Provisions
          Section 15.01. Notices. Each person entitled to benefits under this Plan must file in writing with the Committee such person’s post office address and each change of post office address. Any communication, statement or notice addressed to any person at the last post office address filed with the Committee will be binding upon such person for all purposes of this Plan, and none of the Committee, the Employers or the Trustee shall be obligated to search for or ascertain the whereabouts of any such person. Any notice or document required to be given to or filed with the Committee shall be considered as given or filed if delivered or mailed by registered mail, postage prepaid, to the Committee in care of the Corporation.
          Section 15.02. Waivers. No amendment, modification, restatement or supplement of this Plan shall be valid unless the same is in writing and signed by the Corporation. No waiver of any provision of this Plan shall be valid unless in writing and signed by the person or entity against whom that waiver is sought to be enforced. No failure or delay on the part of any person or entity in exercising any right, power or privilege hereunder shall operate as a waiver of any right, power or privilege hereunder. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. No notice to or demand on any person or entity in any case shall entitle such person or entity to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of any person or entity to any other or further action in any circumstances without notice or demand.
          Section 15.03. Absence of Guaranty. None of the Committee, the Employers or the Trustee in any way guarantees the Trust Fund from loss or depreciation, nor guarantees any payment to any person. The liability of the Committee, the Employers and the Trustee to make any payment under this Plan will be limited to the assets held by the Trustee as a part of the Trust Fund.
          Section 15.04. No Employment Rights. The Plan does not constitute a contract of employment, and participation in this Plan will not give any Employee the right to be retained in the employ of the Employers or Affiliates nor any right or claim to any benefit under this Plan, (other than rights and claims that have specifically accrued under the terms of this Plan).
          Section 15.05. Interests Not Transferable. Except as may be required or permitted by the Code, and except (to the extent permitted by applicable Law) as to any loan owing to the Trustee under this Plan, the interests of Participants and Beneficiaries under this Plan are not subject to the claims of their creditors and may not be voluntarily or involuntarily sold, transferred, alienated, assigned or encumbered.
          Section 15.06. Facility of Payment. When a person entitled to benefits under this Plan is under a legal disability or, in the Committee’s opinion, is in any way incapacitated so as to be unable to manage his or her financial affairs, the Committee may direct that the benefits to which such person otherwise would be entitled shall be made to such person’s legal representative, or to a relative or friend of such person for such person’s benefit, or the Committee may direct the application of such benefits for the benefit of such person. If the Committee receives proper authorization by a Participant or any other person entitled to benefits under this Plan, and unless and until the Committee is notified or becomes aware that such authorization no longer is in effect, the Committee will direct that periodic deposits of the benefits which otherwise would be payable directly to such Participant shall be made into a savings or checking account established in such Participant’s name at a bank or other financial institution. Any payment made in accordance with the provisions of this Section 15.06 shall be a full and complete discharge of any liability for such payment under this Plan.
          Section 15.07. Distribution of Payment. In the event that any distribution or payment directed by the Committee shall be mailed by the Trustee to the person specified in such direction at the latest address of such person filed with the Committee, and shall be returned to the Trustee because such person cannot be located at such address, the Trustee shall promptly notify the Committee of the return. Upon the expiration of 60 days after such notification, such direction shall become void and unless and until a further direction by the Committee is received by the Trustee with respect to such distribution or payment, the Trustee shall thereafter continue to administer the Trust as if such direction had not been made by the Committee. The Trustee shall not be obligated to search for or ascertain the whereabouts of any such person.
          Section 15.08. Evidence. Evidence required of anyone under this Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.
          Section 15.09. Indemnity. Without in any way limiting the scope of any indemnity agreement entered into in favor of or by and between parties referred to in this Section 15.09, the Trustee, the Committee, the members of the Committee, the former members of the Committee and any persons who are or were directors, officers or employees of the Employers, any Affiliates or any of their respective subsidiaries, and each of them, shall be indemnified and saved harmless by the Corporation from and against any and all loss, cost, liability or expense that may be imposed upon or reasonably incurred by such indemnified person in connection with or resulting from any claim, action, suit or proceeding to which such indemnified person may be a party or in which such indemnified person may be involved by reason of any action taken or failure to act under this Plan or the Trust, the administration thereof or the investment of the assets held in the Trust Fund, and against and from any and all amounts paid by such indemnified person in settlement thereof, with the Corporation’s approval, or paid by such indemnified person in satisfaction of any judgment in any such action, suit or proceeding; provided, however, that such indemnified person shall give the Corporation prompt written notice of any such action, suit or proceeding and an opportunity, at its own expense, to handle, defend and settle the same before such indemnified person undertakes to handle, defend or settle the same. The foregoing right of indemnification shall not be exclusive of any other rights or indemnification to which any such indemnified person may be entitled under the Corporation’s Certificate of Incorporation or Bylaws, as a matter of law or otherwise, or any power that the Corporation may have to indemnify them or hold them harmless.

          Section 15.10. Controlling State Law. To the extent not superseded by the Laws of the United States, the Laws of the State of Texas shall be controlling in all matters relating to this Plan.
          Section 15.11. Severability. Should any clause, sentence, paragraph, subsection, Section or Article of this Plan be judicially declared to be invalid, unenforceable or void, such decision will not have the effect of invalidating or voiding the remainder of this Plan, and the part or parts of this Plan so held to be invalid, unenforceable or void will be deemed to have been stricken herefrom as if such stricken part or parts had never been included herein.
          Section 15.12. Successors. The provisions of this Plan shall be binding upon the Employers and their successors and assigns and upon the Participants and their Beneficiaries and their respective heirs, executors, personal representatives, administrators, successors and assigns.
Article XVI
Amendment, Termination or Plan Merger
          Section 16.01. Amendment. While the Corporation expects and intends to continue this Plan, the Corporation, by action of its Board of Directors or the Committee, reserves the right to amend, retroactively or prospectively, this Plan from time to time; provided, however, that:
     (a) the Committee may not make any amendment to this Plan that would materially increase the Employers’ costs or obligations under this Plan;
     (b) except as may be required by the Internal Revenue Service for the purpose of meeting the conditions for qualification or for tax deduction under Sections 401 through 415 and Section 501 of the Code or as may be required by ERISA or any other state or federal Law, no action of the Corporation hereunder shall alter the operation of this Plan as it applies to employees with whom or with whose representatives there exists a written agreement pertaining to retirement income benefits, during the term of any such agreement; and
     (c) except as provided in Section 14.03, under no condition shall any amendment result in the return or repayment to any Employer of any part of the Trust Fund or the income therefrom, or result in the distribution of the Trust Fund for the benefit of anyone other than Participants and any other persons entitled to benefits under this Plan.
          Section 16.02. Termination. This Plan will terminate as to all Employers on any date specified by the Corporation if 30 days’ advance written notice of such termination is given to the Committee, the Trustee and the other Employers. This Plan will terminate as to an individual Employer on the first to occur of the following:
     (a) the date it is terminated by the Board of Directors of the Corporation as to that Employer; or

     (b) the date that such Employer ceases to be an Affiliate of the Corporation, such Employer dissolves, merges, consolidates or reorganizes or such Employer sells all or substantially all of its assets, except that:
(i)	in any such event, arrangements may be made with the consent of the Corporation whereby this Plan may be continued by any successor to that Employer or any purchaser of all or substantially all of its assets, in which case, the successor or purchaser may be substituted for that Employer under this Plan and the Trust Agreement; and

(ii)	if any Employer is merged, dissolved or in any way reorganized into, or consolidated with, any other Employer, this Plan as applied to the former Employer will automatically continue in effect without a termination thereof.
Notwithstanding anything to the contrary contained in this Plan, if this Plan is terminated or partially terminated, or the Employers’ contributions under this Plan are completely discontinued, each affected Participant shall thereupon be 100% vested in his or her Accounts as of the date of such discontinuance or termination and in any amount thereafter credited or allocated to such Accounts.
          Section 16.03. Plan Merger or Consolidation. The Corporation reserves the right at any time and from time to time to merge or consolidate this Plan with another plan, to transfer assets or liabilities of this Plan to another plan, or to accept a transfer of assets or liabilities from another plan to this Plan. To the extent that Section 414(l) of the Code applies, no merger, consolidation or transfer may be undertaken unless each Participant shall be entitled to receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he or she would have been entitled to receive immediately prior to the merger, consolidation or transfer if this Plan had been terminated at such time, or unless such alternative requirements as may be imposed by regulations under Section 414(l) of the Code are satisfied.
          Section 16.04. Notice of Amendment, Termination or Plan Merger. Affected Participants will be notified of any termination, plan merger, consolidation or substantial amendment within a reasonable time.
          Section 16.05. Distribution on Termination. On termination of this Plan, distributions shall be paid as soon as practicable thereafter in a lump sum.
Article XVII
Top-Heavy Provisions
          Section 17.01. Determination of Top-Heavy. (a) Except as otherwise provided in this Section 17.01, this Plan shall be considered a “Top-Heavy Plan” with respect to any Plan Year if, as of the last day of the preceding Plan Year:

     (i) the aggregate of the sum of the Accounts of Participants who are Key Employees exceeds 60% of the aggregate of the sum of the Accounts of all Participants (the “60% Test”); or
     (ii) this Plan is part of a “required aggregation group” (i.e., each qualified plan of the Employers in which at least one Key Employee participates and any other qualified plan of the Employers which enables any such plan to meet the requirements of Sections 401(a)(4) or 410 of the Code) and, as of the last day of the preceding Plan Year:
(A)	the sum of (x) the present value of the Accrued Benefits for Key Employees under all defined benefit plans included in such group plus (y) the aggregate of the Accounts of Key Employees under all defined contribution plans included in such group, exceeds

(B)	60% of the sum, as of the last day of the preceding Plan Year, of the amounts specified in clause (A) above for all participants under the plans described in clause (A);
provided, however, that if any Participant has not performed services for any Employer at any time during the five-year period ending on the determination date, such Participant’s Account balances shall not be taken into account for purposes of top heavy determination. For purposes of this Section 17.01, the “determination date” means, for the first plan year of any plan, the last day of such plan year and, for each subsequent plan year of such plan, the last day of the preceding plan year).
          (b) Notwithstanding anything to the contrary contained in this Section 17.01, this Plan shall not be considered a Top-Heavy Plan with respect to any Plan Year if this Plan is a part of a “permissive aggregation group” (i.e., the required aggregation group of plans plus any other plan or plans of the Employer which, when considered as a group with the required aggregation group, would continue to satisfy the requirements of Sections 401(a)(4) and 410 of the Code) which does not satisfy the requirements of Section 17.01(a)(ii).
          (c) Distributions made within the preceding Plan Year and within the four Plan Years immediately preceding such Plan Year shall be added to the Account of any Participant in determining whether this Plan shall be considered a Top-Heavy Plan; provided, however, that the Accounts of any Participant who is not a Key Employee but who was a Key Employee in a prior Plan Year or who has not received any compensation from any Employer maintaining this Plan at any time during such five-year period will be disregarded.
          Section 17.02. Minimum Allocations. Notwithstanding anything contained in this Plan to the contrary, for any Plan Year in which this Plan is deemed a Top-Heavy Plan, the minimum Employer contributions for a Plan Year for each Participant who is not a Key Employee shall be equal to 3% of such Participant’s compensation.
          Section 17.03. Compensation Limitation. The compensation limits of Section 401(a)(17) of the Code shall apply.

          Section 17.04. Repeal, Modification or Postponement of Top-Heavy Provisions. In the event that all or any portion of Section 416 of the Code is modified, this Article XVII shall be deemed to have been modified in a manner commensurate with such amendment to Section 416 of the Code. In the event that all or any portion of Section 416 of the Code is repealed, this Article XVII shall have no effect as of the effective date of such repeal. Furthermore, if the effective date of Section 416 of the Code is delayed or postponed, this Article XVII shall have no effect until the effective date of Section 416 of the Code.
          Section 17.05. Minimum Vesting. If a Participant resigns or is dismissed from the employ of the Employers and the Affiliates before retirement, payment of Account balances shall be governed by Section 10.02 of this Plan.
          Section 17.06. Key Employee. An Employee is considered a “Key Employee” with respect to any Plan Year if such Employee, at any time during such Plan Year or any of the preceding four Plan Years, has been included in one of the following categories:
     (a) an “officer” of the Employer (as defined in the Regulations under Section 416 of the Code) having annual 415 Compensation greater than 50% of the amount in effect under Section 415(b)(1)(A) of the Code for any such Plan Year;
     (b) one of the ten Employees having annual 415 Compensation from the Employers for any such Plan Year greater than the dollar limitation in effect under Section 415(c)(1)(A) of the Code for the calendar year in which such Plan Year ends and owning (or considered as owning within the meaning of Section 318 of the Code) both more than a 0.5% interest and the largest interests in the Employer;
     (c) a Five Percent Owner of any Employer; or
     (d) a One Percent Owner of any Employer having annual 415 Compensation from such Employer of more than $150,000; provided, however, that in determining whether an individual has 415 Compensation of more than $150,000, 415 Compensation from each Employer required to be aggregated under Sections 414(b), (c), (m) and (o) of the Code shall be taken into account.
For purposes of this Section 17.06, the determination of 415 Compensation shall be based only on 415 Compensation which is actually paid, including amounts which are (i) contributed by the Employers pursuant to a salary reduction agreement and which are not includable in the gross income of the relevant Participant under Sections 125, 402(e)(3), 402(h), 403(b) or 457 of the Code and (ii) contributions by such Participant that are described in Section 414(h)(2) of the Code and treated as Employer contributions.
          Section 17.07. Compensation. For purposes of this Article XVII, the “compensation” to be used for any Employee is the compensation stated on such Employee’s Form W-2 for the calendar year that ends within the relevant Plan Year. This definition of compensation shall be used for determining a minimum benefit or a minimum contribution for any Employee and for all Top-Heavy Plan purposes, except that, for the purpose of determining whether an Employee is a Key Employee with respect to any Plan Year beginning on or after January 1, 1989, the compensation to be used is “compensation” (as defined in Section 415(c)(3) of the Code) but including Employer contributions made pursuant to any salary reduction arrangement and, effective January 1, 2001, amounts not includable in gross income by reason of Code section 132(f)(4).
Article XVIII
EGTRRA Provisions
Preamble
A.	Adoption and Effective Date of Article XVIII. This Article XVIII of this Plan is adopted to reflect certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 (“EGTRRA”). This Article is intended as good faith compliance with the requirements of EGTRRA and is to be construed in accordance with EGTRRA and guidance issued thereunder. Except as otherwise provided, this Article shall be effective as of the first day of the first Plan Year beginning after December 31, 2001, and shall end December 31, 2010, unless extended by law or otherwise.

B.	Supersession of Inconsistent Provisions. This Article XVIII shall supersede the provisions of this Plan to the extent those provisions are inconsistent with the provisions of this Article.
          Section 18.01. Increase in Eligible Earnings Limit. Notwithstanding anything in the definitions of Eligible Earnings and 414(s) Compensation in Article I or any other Plan provision to the contrary, for Plan Years beginning on or after January 1, 2002, the annual compensation of each Participant taken into account in determining allocations for any Plan Year shall not exceed $200,000, as adjusted for increases in the cost-of-living in accordance with Section 401(a)(17)(B) of the Code. Annual compensation means compensation during the Plan Year or such other consecutive 12-month period over which compensation is otherwise determined under this Plan (the determination period). The cost-of-living adjustment in effect for a calendar year applies to annual compensation for the determination period that begins with or within such calendar year.
          Section 18.02. Limitations on Contributions. (a) Effective Date. This Section shall be effective for limitation years beginning after December 31, 2001.
          (b) Maximum Annual Addition. Notwithstanding Section 7.01, except to the extent permitted under Section 414(v) of the Code, if applicable, the annual additions that may be contributed or allocated to a Participant’s Account under this Plan for any limitation year shall not exceed the lesser of:

     (1) $40,000, as adjusted for increases in the cost-of-living under Section 415(d) of the Code, or
     (2) 100% of the Participant’s 415 Compensation for the limitation year.
The compensation limit referred to in (2) shall not apply to any contribution for medical benefits after separation from service (within the meaning of Section 401(h) or Section 419A(f)(2) of the Code) which is otherwise treated as an annual addition.
          Section 18.03. Modification of Top-Heavy Rules. (a) Effective Date. This Section shall apply for purposes of determining whether this Plan is a top-heavy plan under Section 416(g) of the Code for Plan Years beginning after December 31, 2001, and whether this Plan satisfies the minimum benefits requirements of Section 416(c) of the Code for such years. This subsection amends Article XVII of this Plan.
          (b) Determination of Top-Heavy Status. “Key Employee” means any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the determination date was an officer of the Employer having annual compensation greater than $130,000 (as adjusted under Section 416(i)(1) of the Code for Plan Years beginning after December 31, 2002), a 5-percent owner of his or her Employer, or a 1-percent owner of his or her Employer having annual compensation of more than $150,000. For this purpose, “annual compensation” means compensation within the meaning of section 415(c)(3) of the Code. The determination of who is a Key Employee will be made in accordance with Section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.
          (c) Determination of Present Values and Amounts. This Section shall apply for purposes of determining the present values of accrued benefits and the amounts of account balances of Employees as of the determination date.
     (1) Distributions During Year Ending on the Determination Date. The present values of accrued benefits and the amounts of account balances of an Employee as of the determination date shall be increased by the distributions made with respect to the Employee under this Plan and any plan aggregated with this Plan under Section 416(g)(2) of the Code during the 1-year period ending on the determination date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with this Plan under Section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than severance from employment, death, or disability, this provision shall be applied by substituting 5-year period for 1-year period.
     (2) Employees Not Performing Services During Year Ending on the Determination Date. The accrued benefits and accounts of any individual who has not performed services for the Employers or an Affiliate during the 1-year period ending on the determination date shall not be taken into account.

          (d) Minimum Benefits. (1) Matching Contributions. Employer matching contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Section 416(c)(2) of the Code and this Plan. The preceding sentence shall apply with respect to matching contributions under this Plan or, if this Plan provides that the minimum contribution requirement should be met in another plan, such other plan. Employer matching contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of Section 401(m) of the Code.
          (2) Contributions under Other Plans. This Plan shall satisfy the minimum benefit requirement to the extent not met by any other plan qualified under Code Section 401(a) maintained by the Employers.
          (e) Modification of Top-Heavy Rules. The top-heavy requirements of Section 416 of the Code and Article XVII shall not apply in any year beginning after December 31, 2001, in which this Plan consists solely of a cash or deferred arrangement which meets the requirements of Section 401(k)(12) of the Code and matching contributions with respect to which the requirements of Section 401(m)(11) of the Code are met.
          Section 18.04. Direct Rollovers of Plan Distributions. (a) Effective Date. Notwithstanding Section 10.07, this Section shall apply to distributions made after December 31, 2001.
          (b) Modification of Definition of Eligible Retirement Plan. For purposes of clarifying the direct rollover provisions in Section 10.07 of this Plan, an eligible retirement plan shall include an annuity contract described in Section 403(b) of the Code and an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan. The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code.
          (c) Modification of Definition of Eligible Rollover Distribution to Exclude Hardship Distributions. For purposes of clarifying the direct rollover provisions in Section 10.07 of this Plan, any amount that is distributed on account of hardship shall not be an eligible rollover distribution and the distributee may not elect to have any portion of such a distribution paid directly to an eligible retirement plan.
          (d) Modification of Definition of Eligible Rollover Distribution to Include After-tax Employee Contributions. For purposes of clarifying the direct rollover provisions in Section 10.07 of this Plan, a portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax employee contributions that are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in Section 408(a) or (b) of the Code, or to a qualified defined contribution plan described in Section 401(a) or 403(a) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.
          Section 18.05. Rollovers From Other Plans. Notwithstanding Section 8.02 and the definition of Rollover Contribution, effective January 1, 2002, this Plan will accept an Eligible Employee’s rollover contribution and/or direct rollover of distributions made after December 31, 2001, from the following types of plans:
     (a) Direct Rollovers. This Plan will accept a direct rollover of an eligible rollover distribution from:
(1)	a qualified plan described in Section 401(a) or 403(a) of the Code, including after-tax employee contributions;

(2)	an annuity contract described in Section 403(b) of the Code, excluding after-tax employee contributions; and

(3)	an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state.
     (b) Employee Rollover Contributions from Other Plans. This Plan will accept an Eligible Employee’s contribution of an eligible rollover distribution from:
(1)	a qualified plan described in Section 401(a) or 403(a) of the Code;

(2)	an annuity contract described in Section 403(b) of the Code; and

(3)	an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state.
     (c) Employee Rollover Contributions from IRAs. This Plan will accept an Eligible Employee’s rollover contribution of the portion of a distribution from an individual retirement account or annuity described in Section 408(a) or 408(b) of the Code (including SEPs and SIMPLE IRAs after two years of participating in the SIMPLE IRA) that is eligible to be rolled over and would otherwise be includible in gross income.
          Section 18.06. Repeal of Multiple Use Test. The multiple use test described in Section 1.401(m)-2 of the Regulations and Section 4.03 of this Plan shall not apply for Plan Years beginning after December 31, 2001.
          Section 18.07. Elective Deferrals – Contribution Limitation. Notwithstanding Section 5.03, no Participant shall be permitted to have elective deferrals made under this Plan or any other qualified plan maintained by the Employer during any taxable year, in excess of the dollar limitation contained in section 402(g) of the Code in effect for such taxable year, except to the extent permitted under Section 18.08 below and Section 414(v) of the Code, if applicable.
          Section 18.08. Catch-Up Contributions. All Employees who are eligible to make Pre-Tax Contributions under this Plan and who have attained age 50 before the close of a Plan Year shall be eligible to make catch-up contributions for that Plan Year in accordance with, and subject to the limitations of, Section 414(v) of the Code. Such catch-up contributions shall not be taken into account for purposes of the provisions of this Plan implementing the required limitations of Sections 402(g) and 415 of the Code. This Plan shall not be treated as failing to satisfy the provisions of this Plan implementing the requirements of Sections 401(k)(3), 401(k)(11), 401(k)(12), 410(b), and 416 of the Code, as applicable, by reason of the making of such catch-up contributions.
          This Section shall apply to contributions after January 1, 2002.
          Section 18.09. Distribution Upon Severance From Employment. Notwithstanding Section 5.06, a Participant’s elective deferrals, qualified nonelective contributions, qualified matching contributions and earnings attributable to these contributions shall be distributed on account of the Participant’s severance from employment. However, such a distribution shall be subject to the other provisions of this Plan regarding distributions, other than provisions that require a separation from service before such amounts may be distributed.
          This Section shall apply to distributions after January 1, 2002.
          In Witness Whereof, the Corporation has executed this Seventh Amended and Restated Savings and Investment Plan effective as of July 17, 2006.

Sterling Chemicals, Inc.

By:	/s/ Richard K. Crump
Richard K. Crump
President and Chief Executive Officer

Exhibit A
Investment Funds

Core Investment Options

Guaranteed Income Fund	The Guaranteed Income Fund is a general account managed by The Prudential Insurance Company of America and Prudential Investment Management. The Guaranteed Income Fund (the “Fund”) is a stable value product specifically designed for defined contribution plans to provide money market-like liquidity and safety of principal with an attractive rate of return. The Fund offers: 1) Predictability of returns; 2) Guaranteed protection of principal and credited interest from market volatility; and 3) Improved earnings power versus short-term or money market investments

Calvert Income Fund	Ordinarily invests in bonds and other income-producing securities in order to meet the Fund’s goal of maximizing long-term income, consistent with prudent investment management and preservation of capital.

Oakmark Equity & Income Fund	The Oakmark Equity & Income Fund is a separate account offered by Prudential Retirement Insurance and Annuity Company. This Separate Account invests wholly in Class I shares of The Oakmark Equity & Income Fund (the “Fund”), a mutual fund managed by Harris Associates, L.P. Seeks high current income, preservation and growth of capital. The Fund invests primarily in U.S. equity and fixed-income securities. There is no assurance the objective of the Mutual Fund will be met. The portfolio manager considers overall and relative economic conditions in the U.S. and foreign markets, and seeks broad portfolio diversification in different companies to help moderate the special risks of foreign investing. The manager tries to reduce risks by carefully researching securities before they are purchased. The Fund attempts to reduce its exposure to market risks by diversifying its investments.

Retirement Goal Funds	The Retirement Goal Funds are a family of six multi-asset class, multi-manager investment portfolios offering a range of distinct risk/return characteristics. This family is based on the “life-cycle” approach to investing – that different bond/stock mixes are appropriate for individuals at different stages of their lives. Five of the Funds are managed to specific target dates – 2010, 2020, 2030, 2040, and 2050. The Retirement Goal Income Fund is designed for individuals in or near retirement who seek high current income. The Funds’ active strategic asset allocation strategy allows investors to remain in a single Retirement Goal Fund through every

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life stage, using their own risk tolerance to help select the appropriate Retirement Goal Fund. Each Retirement Goal Fund’s investment objective is to consistently outperform its custom benchmark over full market cycles. There is no assurance the objective of the Fund will be met. Using sophisticated asset allocation techniques, each Fund has been structured to optimize return and minimize risk over a specific period. Individuals are able to select and stay in a single investment option through every phase of their retirement planning process. With Retirement Goal Funds, investors enjoy a simplified investment process, access to a professionally allocated portfolio, broad diversification and best-in-class investment management. The Funds also help individuals reduce the time-consuming and detailed decision-making associated with implementing a sound investment strategy.

Dryden S&P 500 Index® Fund	The Dryden S&P 500® Index Fund is a separate account offered by Prudential Retirement Insurance and Annuity Company. This Separate Account (the “Fund”) is managed by Quantitative Management Associates. The Fund is constructed to reflect the composition of the S&P 500® Index. Seeks to provide long-term growth of capital and income. There is no assurance the objective of the Fund will be met. This Fund is structured to match overall stock market performance, as measured by the S&P 500® Index, which is heavily weighted toward the largest blue chip companies. Unlike actively managed stock accounts, it does not attempt to outperform the market, so there is little risk that it will substantively underperform the market. Such an investment strategy can be an effective complement to actively managed portfolios.

Large Cap Growth/ Waddell & Reed Fund	The Large Cap Growth /Waddell & Reed Fund is a separate account offered by Prudential Retirement Insurance and Annuity Company. This Separate Account (the “Fund”) is managed by Waddell & Reed following its Large Cap Growth Equity investment strategy. The Fund seeks to provide long-term growth of capital and to outperform the Russell 1000 Growth Index over the long-term. There is no assurance the objective of the Fund will be met. The Large Cap Growth Equity style is based on the core beliefs that superior growth companies create superior wealth over time and that the primary characteristic of superior growth companies is sustainable competitive advantage.

Large Cap Value/Barrow Hanley Fund	The Large Cap Value / Barrow Hanley Fund is a separate account offered by Prudential Retirement Insurance and Annuity Company. This Separate Account is managed by Barrow, Hanley, Mewhinney, and Strauss, Inc. following their Large Cap Value strategy. The Fund seeks appreciation of capital and to outperform the Russell 1000® Value benchmark over the rolling 3 and 5-year periods, or a full market cycle, whichever is longer. There is no assurance the objective of the Fund will be met. The manager’s

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expertise in managing equity portfolios through a value-oriented, research-intensive process of individual stock selection provides investors with an opportunity to realize long-term total return in excess of the benchmark.

Mid Cap Growth/ Artisan Partners Fund	The Mid Cap Growth / Artisan Partners Fund is a separate account offered by Prudential Retirement Insurance and Annuity Company. This Separate Account (the “Fund”), is managed by Artisan Partners Limited Partnership and invests primarily in the common stocks of medium-sized companies. Seeks to achieve maximum long-term capital growth in excess of the Russell Midcap Growth and Russell Midcap Indexes, while managing portfolio risk. There is no assurance the objective of the Fund will be met. The Fund focuses on medium-sized companies, which can offer attractive investment characteristics. Such companies are typically small enough to have higher growth potential than the general U.S. economy, mature enough to have seasoned management and established, multiple product lines, and large enough to have liquid trading markets.

Mid Cap Value Fund (sub- advised by Wellington Management)	The Mid Cap Value Fund is a separate account offered by Prudential Retirement Insurance and Annuity Company. This Separate Account (the “Fund”) is managed by Wellington Management Company, LLP, following their Mid Cap Value style. Seeks to provide long-term total returns consistently above the Russell 2500 Value Index over complete market cycles. There is no assurance the objective of the Fund will be met. The Fund’s exposure to securities that appear to be misunderstood or undervalued in the marketplace offers investors an opportunity for portfolio diversification and provides the potential for greater risk-adjusted total returns.

Small Cap Growth/TimesSquare Fund	The Small Cap Growth /TimesSquare Fund is a separate account offered by Prudential Retirement Insurance and Annuity Company. This Separate Account (the “Fund”) is managed by TimesSquare Capital Management, LLC following their Small Capitalization Growth strategy. Seeks to achieve long-term capital appreciation. There is no assurance the objective of the Fund will be met. TimesSquare Capital Management’s investment team consists of members with extensive experience with small capitalization equities. Through the use of a consistent process, the strategy has significantly outperformed small cap benchmarks over the past several years, achieving superior performance with lower-than-average volatility compared to similar approaches.

Small Cap Value/ Kennedy Capital Fund	The Small Cap Value / Kennedy Capital Fund is a separate account offered by Prudential Retirement Insurance and Annuity Company. This Separate Account (the “Fund”) is managed by Kennedy Capital Management, pursuant to their extended small cap value investment strategy, investing primarily in the common stock of U.S. small capitalization companies that have been overlooked by

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the market place. The manager seeks to outperform the Russell 2000® Value Index over a typical market cycle by investing in fundamentally strong, small-capitalization companies that have low institutional ownership and analyst coverage. There is no assurance the objective of the Fund will be met. Kennedy Capital applies a contrarian approach to exploit the inefficiencies of small cap stocks by seeking attractive companies that have been missed by other investors. By discovering opportunities before other investors, Kennedy can purchase shares of the undervalued firms before the market recognizes their value and subsequently drives up the share prices. With an allocation of up to 35 percent in microcap stocks, the Fund is able to pursue value opportunities earlier than typical small cap managers and enhance returns.

International Equity/ Julius Baer Fund	The International Equity /Julius Baer Fund is a separate account offered by Prudential Retirement Insurance and Annuity Company. This Separate Account (the “Fund”) is managed by Julius Baer Investment Management following their International Equity strategy. The Fund seeks long-term growth of capital and to consistently outperform the MSCI EAFE Index and a universe of peers regardless of the market cycle through superior stock selection. There is no assurance the objective of the Fund will be met. The Manager builds a diversified portfolio of international equity securities by leveraging its senior portfolio management team with a global research center of over 50 economists and analysts. The team focuses on consistency, diversification and relative risk. A proprietary real-time attribution system focuses on risk management and provides the management team a competitive advantage in evaluating active information.

Jennison Health Sciences Fund	Jennison Health Sciences Fund seeks long-term capital appreciation. The fund normally invests at least 80% of assets in equity securities of U.S. companies within the health sciences sector. It may invest more than 5% of assets in any one issuer. The fund may invest in ADRs and S&P Depositary Receipts, REITs, warrants and rights. It may participate in the IPO market. The fund may also invest in foreign securities, including money market instruments and other fixed-income securities and may make short sales of a security. It is nondiversified.

Waddell & Reed Advisors Science and Technology Fund	The Waddell & Reed Advisors Science and Technology Fund is a separate account offered by Prudential Retirement Insurance and Annuity Company. This Separate Account invests wholly in Class A shares of the Waddell & Reed Advisors Science and Technology Fund (the “Fund”), a mutual fund managed by Waddell & Reed Investment Management Company. Seeks to provide capital growth. There is no assurance the objective of the Mutual Fund will be met. Portfolio management utilizes a bottom-up stock selection process which seeks to identify science and technology companies

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whose earnings are expected to grow at a faster rate than the overall economy.

Others

Cytec Stock Fund	The Cytec Accounts that were invested in Cytec common stock under the Cytec Plan on January 31, 1997 continue to be in such stock and constitute a “frozen” fund as of that date (i.e., no additional Cytec common stock shall be acquired by this Fund, other than Cytec stock dividends and any cash dividends or other distributions received by such frozen fund which are automatically reinvested in Cytec common stock).

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